                                                                     EXHIBIT 2.2





                             DISTRIBUTION AGREEMENT



                                     AMONG



                                 TENNECO INC.,



                                NEW TENNECO INC.



                                      AND



                         NEWPORT NEWS SHIPBUILDING INC.
                 (FORMERLY KNOWN AS TENNECO INTERAMERICA INC.)





                                  DATED AS OF



                                NOVEMBER 1, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .  1
                 SECTION 1.01  General  . . . . . . . . . . . . . . . . . . .  1
                 SECTION 1.02  References   . . . . . . . . . . . . . . . . . 12

ARTICLE II       PRE-DISTRIBUTION TRANSACTIONS; CERTAIN COVENANTS . . . . . . 13
                 SECTION 2.01  Corporate Restructuring Transactions   . . . . 13
                 SECTION 2.02  Pre-Distribution Stock Dividends to Tenneco  . 13
                 SECTION 2.03  Charters and Bylaws  . . . . . . . . . . . . . 13
                 SECTION 2.04  Election of Directors of Industrial Company
                               and Shipbuilding Company   . . . . . . . . . . 13
                 SECTION 2.05  Transfer and Assignment of Certain Licenses
                               and Permits  . . . . . . . . . . . . . . . . . 14
                 SECTION 2.06  Transfer and Assignment of Certain
                               Agreements . . . . . . . . . . . . . . . . . . 14
                 SECTION 2.07  Consents   . . . . . . . . . . . . . . . . . . 15
                 SECTION 2.08  Other Transactions   . . . . . . . . . . . . . 15
                 SECTION 2.09  Election of Officers   . . . . . . . . . . . . 15
                 SECTION 2.10  Registration Statements  . . . . . . . . . . . 16
                 SECTION 2.11  State Securities Laws  . . . . . . . . . . . . 16
                 SECTION 2.12  Listing Application  . . . . . . . . . . . . . 16
                 SECTION 2.13  Certain Financial and Other Arrangements   . . 16
                 SECTION 2.14  Director, Officer and Employee Resignations. . 17
                 SECTION 2.15  Transfers Not Effected Prior to the
                               Distributions; Transfers Deemed Effective
                               as of the Distribution Date  . . . . . . . . . 17
                 SECTION 2.16  Ancillary Agreements   . . . . . . . . . . . . 18

ARTICLE III      THE DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . 18
                 SECTION 3.01  Tenneco Action Prior to the Distributions  . . 18
                 SECTION 3.02  The Distributions  . . . . . . . . . . . . . . 19
                 SECTION 3.03  Fractional Shares  . . . . . . . . . . . . . . 19

ARTICLE IV       CONDITIONS TO THE DISTRIBUTIONS  . . . . . . . . . . . . . . 20
                 SECTION 4.01  Conditions Precedent to the Distributions  . . 20
                 SECTION 4.02  No Constraint  . . . . . . . . . . . . . . . . 21
                 SECTION 4.03  Deferral of Distribution Date  . . . . . . . . 21
                 SECTION 4.04  Public Notice of Deferred Distribution
                               Date   . . . . . . . . . . . . . . . . . . . . 21

ARTICLE V        COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . 22
                 SECTION 5.01  Further Assurances   . . . . . . . . . . . . . 22
                 SECTION 5.02  Tenneco Name   . . . . . . . . . . . . . . . . 22
                 SECTION 5.03  Supplies and Documents   . . . . . . . . . . . 22
                 SECTION 5.04  Assumption and Satisfaction of Liabilities . . 23
                 SECTION 5.05  No Representations or Warranties; Consents . . 23
                 SECTION 5.06  Removal of Certain Guarantees  . . . . . . . . 24
                 SECTION 5.07  Public Announcements   . . . . . . . . . . . . 24
                 SECTION 5.08  Intercompany Agreements  . . . . . . . . . . . 25
                 SECTION 5.09  Tax Matters  . . . . . . . . . . . . . . . . . 25

ARTICLE VI       ACCESS TO INFORMATION  . . . . . . . . . . . . . . . . . . . 25
                 SECTION 6.01  Provision, Transfer and Delivery of
                               Applicable Corporate Records . . . . . . . . . 25
                 SECTION 6.02  Access to Information  . . . . . . . . . . . . 26
                 SECTION 6.03  Reimbursement; Other Matters   . . . . . . . . 26
                 SECTION 6.04  Confidentiality  . . . . . . . . . . . . . . . 26
                 SECTION 6.05  Witness Services   . . . . . . . . . . . . . . 27
                 SECTION 6.06  Retention of Records   . . . . . . . . . . . . 27
                 SECTION 6.07  Privileged Matters   . . . . . . . . . . . . . 27

                                                                            PAGE
                                                                            ----
ARTICLE VII      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . 28
                 SECTION 7.01  Indemnification by Tenneco   . . . . . . . . . 28
                 SECTION 7.02  Indemnification by Industrial Company  . . . . 28
                 SECTION 7.03  Indemnification by Shipbuilding Company  . . . 28
                 SECTION 7.04  Limitations on Indemnification Obligations . . 29
                 SECTION 7.05  Procedures for Indemnification   . . . . . . . 30
                 SECTION 7.06  Indemnification Payments   . . . . . . . . . . 31
                 SECTION 7.07  Other Adjustments  . . . . . . . . . . . . . . 31
                 SECTION 7.08  Obligations Absolute   . . . . . . . . . . . . 32
                 SECTION 7.09  Survival of Indemnities  . . . . . . . . . . . 32
                 SECTION 7.10  Remedies Cumulative  . . . . . . . . . . . . . 32
                 SECTION 7.11  Cooperation of the Parties With Respect to
                               Actions and Third Party Claims   . . . . . . . 32
                 SECTION 7.12  Contribution   . . . . . . . . . . . . . . . . 33

ARTICLE VIII     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . 33
                 SECTION 8.01  Complete Agreement; Construction   . . . . . . 33
                 SECTION 8.02  Ancillary Agreements   . . . . . . . . . . . . 33
                 SECTION 8.03  Counterparts   . . . . . . . . . . . . . . . . 33
                 SECTION 8.04  Survival of Agreements   . . . . . . . . . . . 33
                 SECTION 8.05  Responsibility for Expenses  . . . . . . . . . 34
                 SECTION 8.06  Notices  . . . . . . . . . . . . . . . . . . . 34
                 SECTION 8.07  Waivers  . . . . . . . . . . . . . . . . . . . 34
                 SECTION 8.08  Amendments   . . . . . . . . . . . . . . . . . 34
                 SECTION 8.09  Assignment   . . . . . . . . . . . . . . . . . 35
                 SECTION 8.10  Successors and Assigns   . . . . . . . . . . . 35
                 SECTION 8.11  Termination  . . . . . . . . . . . . . . . . . 35
                 SECTION 8.12  Third Party Beneficiaries  . . . . . . . . . . 35
                 SECTION 8.13  Attorney Fees  . . . . . . . . . . . . . . . . 35
                 SECTION 8.14  Title and Headings   . . . . . . . . . . . . . 35
                 SECTION 8.15  Exhibits and Schedules   . . . . . . . . . . . 35
                 SECTION 8.16  Specific Performance   . . . . . . . . . . . . 35
                 SECTION 8.17  Governing Law  . . . . . . . . . . . . . . . . 35
                 SECTION 8.18  Severability   . . . . . . . . . . . . . . . . 36
                 SECTION 8.19  Subsidiaries   . . . . . . . . . . . . . . . . 36
                 SECTION 8.20  Shipbuilding Hedging Transactions  . . . . . . 36

EXHIBITS

    EXHIBIT A      Benefits Agreement--[Intentionally Omitted from Joint
                   Proxy Statement-Prospectus]

    EXHIBIT B      Corporate Restructuring Transactions--[Intentionally
                   Omitted from Joint Proxy Statement-Prospectus]

    EXHIBIT C      Debt and Cash Allocation Agreement

    EXHIBIT D      Energy Business Pro Forma Balance Sheet--[Intentionally
                   Omitted from Joint Proxy Statement-Prospectus]

    EXHIBIT E      Energy Subsidiaries--[Intentionally Omitted from Joint
                   Proxy Statement-Prospectus]

    EXHIBIT F      Industrial Business Pro Forma Balance Sheet--[Intentionally
                   Omitted from Joint Proxy Statement-Prospectus]

    EXHIBIT G      Industrial Subsidiaries--[Intentionally Omitted from
                   Joint Proxy Statement-Prospectus]

    EXHIBIT H      Insurance Agreement--[Intentionally Omitted from Joint
                   Proxy Statement-Prospectus]

    EXHIBIT I Shipbuilding Business Pro Forma Balance Sheet-- [Intentionally Omitted from Joint Proxy Statement-Prospectus]

    EXHIBIT J      Shipbuilding Subsidiaries--[Intentionally Omitted from
                   Joint Proxy Statement-Prospectus]

    EXHIBIT K      Tax Sharing Agreement--[Intentionally Omitted from Joint
                   Proxy Statement-Prospectus]

    EXHIBIT L      TBS Services Agreement--[Intentionally Omitted from Joint
                   Proxy Statement-Prospectus]

    EXHIBIT M      Transition Services Agreement--[Intentionally Omitted from
                   Joint Proxy Statement-Prospectus]

    EXHIBIT N      Form of Restated Certificate of Incorporation--
                   [Intentionally Omitted from Joint Proxy Statement-Prospectus]

    EXHIBIT O      Form of Bylaws--[Intentionally Omitted from Joint Proxy
                   Statement-Prospectus]

    EXHIBIT P      Tenneco Transition Trademark License--[Intentionally Omitted
                   from Joint Proxy Statement-Prospectus]

    EXHIBIT Q      Shipbuilding Transition Trademark License--[Intentionally
                   Omitted from Joint Proxy Statement-Prospectus]

Omitted exhibits available upon request.

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is made and entered into as of this first day of November, 1996 by and among TENNECO INC., a Delaware corporation ("TENNECO"), NEW TENNECO INC., a Delaware corporation ("INDUSTRIAL
COMPANY"), and NEWPORT NEWS SHIPBUILDING INC. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("SHIPBUILDING COMPANY").


                                R E C I T A L S

     WHEREAS, Tenneco, El Paso Natural Gas Company, a Delaware corporation ("ACQUIROR"), and El Paso Merger Company, a Delaware corporation and an indirect wholly owned subsidiary of Acquiror ("ACQUIROR SUBSIDIARY"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996 (as amended from time to time, the "MERGER AGREEMENT"), providing for the merger of Acquiror Subsidiary with and into Tenneco (the "MERGER"), with Tenneco continuing as the surviving corporation of the Merger (the "SURVIVING CORPORATION"), upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, the Board of Directors of Tenneco has deemed it appropriate and advisable, prior to the Merger and as contemplated by the Merger Agreement, to:

         (a) separate and divide the existing businesses of Tenneco so that (i) the automotive, packaging and business services businesses shall be owned directly and indirectly by Industrial Company, and (ii) the shipbuilding business shall be owned directly and indirectly by Shipbuilding Company; and

         (b) distribute, following such separation and division and immediately prior to the Merger, as a dividend to the holders of shares of Common Stock, par value $5.00 per share, of Tenneco (the "TENNECO COMMON
     STOCK") all of the outstanding shares of common stock, $.01 par value, of Industrial Company (the "INDUSTRIAL COMMON STOCK") and all of the outstanding shares of common stock, $.01 par value, of Shipbuilding Company (the "SHIPBUILDING COMMON STOCK");

     WHEREAS, following such separation, division and distributions, the remaining businesses, operations, assets and liabilities of Tenneco and its remaining direct and indirect subsidiaries shall be acquired by Acquiror pursuant to the Merger; and

     WHEREAS, each of Tenneco, Industrial Company and Shipbuilding Company has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation, division and distributions and to set forth other agreements that will govern certain other matters prior to and following such separation, division and distributions.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. GENERAL.   Unless otherwise defined herein or unless the
context otherwise requires, the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal.

         "ACQUIROR SUBSIDIARY" has the meaning ascribed to such term in the recitals to this Agreement.

         "AFFILIATE" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         "AGENT" means First Chicago Trust Company of New York, or such other trust company or bank designated by Tenneco, who shall act as agent for the holders of Tenneco Common Stock in connection with the Distributions.

         "AGREEMENT" means this Distribution Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, including any amendments hereto and each Schedule and Exhibit attached hereto.

         "ANCILLARY AGREEMENTS" means all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement or the Merger Agreement) entered into by the parties hereto or any other member of their respective Group in connection with the Corporate Restructuring Transactions, the Distributions and the other transactions contemplated hereby or thereby, including, without limitation, the following:

              (i) the Debt and Cash Allocation Agreement;

              (ii) the Insurance Agreement;

              (iii) the Conveyancing and Assumption Instruments;

              (iv) the Benefits Agreement;

              (v) the Tax Sharing Agreement;

              (vi) the Transition Services Agreement;

              (vii) the TBS Services Agreement; and

              (viii) the Transition Trademark License.

         "BENEFITS AGREEMENT" means the Benefits Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT A, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business other than to a de minimis extent.

         "BOOKS AND RECORDS" means all books, records, manuals, agreements and other materials (in any form or medium), including without limitation, all mortgages, licenses, indentures, contracts, financial data, customer lists, marketing materials and studies, advertising materials, price lists, correspondence, distribution lists, supplier lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blue prints, research and development files, records, data and laboratory books, accounts records, sales order files, litigation files, computer files, microfiche, tape recordings and photographs.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law.

         "COMMISSION" means the United States Securities and Exchange
     Commission.

         "CONSENTS" has the meaning ascribed to such term in SECTION 2.07 hereof.

         "CONVEYANCING AND ASSUMPTION INSTRUMENTS" means, collectively, the various written agreements, instruments and other documents to be entered into to effect the Corporate Restructuring Transactions or to otherwise effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

         "CORPORATE RESTRUCTURING TRANSACTIONS" means, collectively, (a) each of the distributions, transfers, conveyances, contributions, assignments and other transactions described and set forth on EXHIBIT B attached hereto, and (b) such other distributions, transfers, conveyances, contributions, assignments and other transactions (so long as such other distributions, transfers, conveyances, contributions, assignments and other transactions do not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger) that may be required to be accomplished, effected or consummated by any of Tenneco, Industrial Company,

     Shipbuilding Company or any of their respective Subsidiaries and Affiliates in order to separate and divide, in a series of transactions that, to the extent intended to qualify for tax-free transactions under the Code, shall qualify for tax-free treatment under the Code, the existing businesses of Tenneco so that, except as otherwise expressly set forth on EXHIBIT B hereto:

              (i) the Industrial Assets, Industrial Liabilities and Industrial Business shall be owned, directly and indirectly, by Industrial Company;

              (ii) the Shipbuilding Assets, Shipbuilding Liabilities and Shipbuilding Business shall be owned, directly and indirectly, by Shipbuilding Company; and

              (iii) the businesses, assets and liabilities of Tenneco that remain after the separations and divisions described in clauses (i) and (ii) above, including, without limitation, the Energy Assets, Energy Liabilities and Energy Business, are, after giving effect to the Distributions, owned, directly and indirectly, by Tenneco.

         "DEBT AND CASH ALLOCATION AGREEMENT" means the Debt and Cash Allocation Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT C, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger.

         "DEBT REALIGNMENT" has the meaning ascribed to such term in the Merger Agreement.

         "DEBT REALIGNMENT DOCUMENTS" means all documents furnished by Tenneco or Industrial Company to any holders of indebtedness or debt securities of Tenneco or any of its Subsidiaries or filed by Tenneco or Industrial Company in connection therewith with any Governmental Authority or securities exchange in connection with the Debt Realignment.

         "DISTRIBUTIONS" means the Industrial Distribution and the Shipbuilding Distribution.

         "DISTRIBUTION DATE" means such date as may hereafter be determined by Tenneco's Board of Directors as the date on which the Distributions shall be effected.

         "DISTRIBUTION RECORD DATE" means the close of business on the date determined by the Board of Directors of Tenneco for the purpose of determining the holders of record of Tenneco Common Stock entitled to participate in the Distributions.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "ENERGY ASSETS" means, collectively, all the rights and assets owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date other than the Industrial Assets, the Shipbuilding Assets and the capital stock of Industrial Company and Shipbuilding Company, including without limitation:

              (i) the capital stock of the Energy Subsidiaries;

              (ii) all of the assets included on the Energy Business Pro Forma Balance Sheet which are owned by Tenneco and its Subsidiaries as of the close of business on the Distribution Date and any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Energy Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco and its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Energy Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Energy Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of assets included on the Energy Business Pro Forma Balance Sheet; and

              (iii) all of the assets and rights expressly allocated to Tenneco or any of the Energy Subsidiaries under this Agreement, any of the Ancillary Agreements or the Merger Agreement.

         "ENERGY BUSINESS" means the businesses (other than the Industrial Business and the Shipbuilding Business) that, after giving effect to the Corporate Restructuring Transactions, are or were conducted by:

              (i) Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group;

              (ii) any other division, Subsidiary or investment of Tenneco, or any Energy Subsidiary or any of the other members of the Energy Group managed or operated or in existence as of the date of this Agreement or any prior time, unless such other division, Subsidiary or investment is expressly included in either the Industrial Group or the Shipbuilding Group immediately after giving effect to the Corporate Restructuring Transactions; and

              (iii) any business entity acquired or established by or for Tenneco or any of the Energy Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Tenneco on the Energy Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Energy Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Energy Business Pro Forma Balance Sheet.

         "ENERGY BUSINESS PRO FORMA BALANCE SHEET" means the Pro Forma Consolidated Balance Sheet for Tenneco and the Energy Subsidiaries as of June 30, 1996 attached hereto as EXHIBIT D.

         "ENERGY GROUP" means Tenneco, the Energy Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Tenneco or any of the Energy Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distributions.

         "ENERGY INDEMNITEES" means:

              (i) Tenneco, the Energy Subsidiaries and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distributions; and

              (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         "ENERGY LIABILITIES" means, collectively, all of the Liabilities of Tenneco and the Energy Subsidiaries and each of the other members of the Energy Group remaining after giving effect to the Corporate Restructuring Transactions, the Distributions and the transactions contemplated under the Debt and Cash Allocation Agreement, including without limitation:

              (i) all of the Liabilities included on the Energy Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

              (ii) all Liabilities which are incurred or which otherwise accrue or are accrued at any time on, prior to or after the date of the Energy Business Pro Forma Balance Sheet and which arise or arose out of, or in connection with, the Energy Assets or the Energy Business, determined on a basis consistent with the determination of Liabilities of Tenneco included on the Energy Business Pro Forma Balance Sheet;

              (iii) all of the Liabilities of Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group under, or to be retained or assumed by Tenneco, any Energy Subsidiary or any of the other members of the Energy Group pursuant to the Corporate Restructuring Transactions, this Agreement, any of the Ancillary Agreements or the Merger Agreement;

              (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Energy Business;

              (v) all Securities Liabilities relating to or arising out of the information and data (financial or otherwise and including pro forma financial data) provided by or on behalf of Acquiror for inclusion in the Registration Statement on Form S-4 of Industrial Company registering certain debt securities of New Tenneco to be exchanged for certain existing debt securities of Tenneco and certain of its Subsidiaries in connection with the Debt Realignment, including, without limitation, information, disclosures and data relating to or concerning Acquiror, Acquiror Subsidiary, the business, operations and management of the Energy Business and/or Energy Group following the Merger and any refinancing or other transactions which Acquiror, Acquiror Subsidiary and/or any member of the Energy Group anticipates consummating following the Merger (collectively "ENERGY EXCHANGE LIABILITIES"); and

              (vi) all other Liabilities of Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group (which do not constitute Industrial Liabilities or Shipbuilding Liabilities), which other Liabilities of Tenneco, the Energy Subsidiaries or any of the other members of the Energy Group shall include, without limitation, any and all Liabilities arising out of or relating to any Action or Third Party Claim by any Governmental Authority or any other Person that is based on (A) any violations or alleged violations by Tenneco, its Subsidiaries (prior to giving effect to the Distributions) and/or any of their respective directors, officers, employees, agents or representatives of any of the provisions of the Exchange Act, Securities Act, or the rules and regulations of the Commission promulgated thereunder or any other securities or similar Law (other than Liabilities (collectively "INFORMATION STATEMENT LIABILITIES") for violations or alleged violations that arise out of, or in connection with, the Industrial Information Statement, the Shipbuilding Information Statement or information or data in the Joint Proxy Statement or the Debt Realignment Documents concerning the Shipbuilding Business or the Industrial Business), (B) any alleged breach of fiduciary duty by the Board of Directors of Tenneco or any member thereof, or (C) any stockholder derivative suit or other similar Actions.

         "ENERGY RECORDS" has the meaning ascribed to such term in SECTION 6.01(C) hereof.

         "ENERGY SUBSIDIARIES" means the Subsidiaries of Tenneco set forth on EXHIBIT E hereto and all other Subsidiaries of Tenneco other than Shipbuilding Company, Industrial Company, the Shipbuilding Subsidiaries and the Industrial Subsidiaries.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources or human health and safety or endangered or threatened species of fish, wildlife and plants or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE FILE MATERIAL" means the Registration Statements, as amended at the times they were declared effective under the Exchange Act, the related Information Statements or any amendment or supplement thereto, the related letter of transmittal, any related stockholder communication, any other exhibits to any of the foregoing and any amendment or supplement thereto, in each case including all information incorporated by reference therein.

         "GAAP" means United States generally accepted accounting principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards Board and its predecessors.

         "GOVERNMENTAL AUTHORITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "GROUP" means (i) with respect to Tenneco, the Energy Group, (ii) with respect to Industrial Company, the Industrial Group, and (iii) with respect to Shipbuilding Company, the Shipbuilding Group.

         "INDEMNIFIABLE LOSSES" means, with respect to any Person, any and all losses, liabilities, penalties, claims, damages, demands, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person either (a) in investigating, preparing for, defending against or otherwise arising out of or in connection with any Actions, any potential or threatened Actions or any Third Party

     Claims for which such Person would be entitled to indemnification under
     ARTICLE VII hereof, or (b) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under
     ARTICLE VII hereof, in each case whether accrued or incurred on, before or after the date of this Agreement.

         "INDEMNIFYING PARTY" has the meaning ascribed to such term in
     SECTION 7.04(A) hereof.

         "INDEMNITEE" has the meaning ascribed to such term in SECTION 7.04(A) hereof.

         "INDUSTRIAL ASSETS" means, collectively, all of the following rights and assets that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date:

              (i) the capital stock of the Industrial Subsidiaries;

              (ii) all of the assets included on the Industrial Business Pro Forma Balance Sheet that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;

              (iii) all of the assets and rights expressly allocated to Industrial Company or any of the Industrial Subsidiaries under this Agreement or any of the Ancillary Agreements; and

              (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Industrial Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a type or nature that would have resulted in such asset being included as an asset on the Industrial Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Industrial Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Industrial Business Pro Forma Balance Sheet.

         "INDUSTRIAL BUSINESS" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are conducted by:

              (i) the Industrial Company, the Industrial Subsidiaries or any of the other members of the Industrial Group; and

              (ii) any business entity acquired or established by or for Tenneco, Industrial Company or any of the Industrial Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Industrial Company on the Industrial Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Industrial Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Industrial Business Pro Forma Balance Sheet.

         "INDUSTRIAL BUSINESS PRO FORMA BALANCE SHEET" means the Pro Forma Consolidated Balance Sheet for Industrial Company and the Industrial Subsidiaries as of June 30, 1996 attached hereto as EXHIBIT F.

         "INDUSTRIAL COMMON SHARES" means the shares of Industrial Common Stock owned by Tenneco after giving effect to the stock dividend provided for in SECTION 2.02(A) hereof.

         "INDUSTRIAL COMMON STOCK" has the meaning ascribed to such term in the recitals to this Agreement.

         "INDUSTRIAL COMPANY" means New Tenneco Inc., a Delaware corporation.

         "INDUSTRIAL DISTRIBUTION" means the distribution on the Distribution Date as a dividend to holders of record of shares of Tenneco Common Stock as of the Distribution Record Date of all of the outstanding Industrial Common Shares owned by Tenneco on the basis provided in SECTION 3.02 hereof.

         "INDUSTRIAL GROUP" means Industrial Company, the Industrial Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of any of Industrial Company or any of the Industrial Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distributions.

         "INDUSTRIAL INDEMNITEES" means:

              (i) Industrial Company and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distributions; and

              (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

         "INDUSTRIAL INFORMATION STATEMENT" means the information statement or registration statement relating to Industrial Company and the transactions contemplated hereby to be distributed to holders of Tenneco Common Stock pursuant to the terms of this Agreement.

         "INDUSTRIAL LIABILITIES" means, collectively, all of the Liabilities of Industrial Company, the Industrial Subsidiaries and each of the other members of the Industrial Group after giving effect to the Corporate Restructuring Transactions, the Distributions and the transactions contemplated under the Debt and Cash Allocation Agreement, including, without limitation:

              (i) all of the Liabilities included on the Industrial Business Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

              (ii) all Liabilities (other than Energy Exchange Liabilities) which are incurred or which otherwise accrue or are accrued at any time on, prior to or after the date of the Industrial Business Pro Forma Balance Sheet and which arise or arose out of, or in connection with (A) the Industrial Assets, the Industrial Business or the Prior Industrial Businesses, determined on a basis consistent with the determination of Liabilities of Industrial Company on the Industrial Business Pro Forma Balance Sheet, including Information Statement Liabilities which arise or arose out of or in connection with, the Industrial Information Statement or which arise or arose out of or in connection with information or data in the Joint Proxy Statement or the Debt Realignment Documents concerning the Industrial Business (except to the extent such Liabilities constitute Shipbuilding Securities Liabilities or are otherwise based on any of (i) the actions or inactions of Shipbuilding Company, any other member of the Shipbuilding Group, or any director, officer or employee of the Shipbuilding Company or any other member of the Shipbuilding Group or any underwriter or investment banking firm of any member of the Shipbuilding Group (or any of their directors, officers, employees, advisors or representatives) (collectively, the "SHIPBUILDING PARTIES," or individually, a "SHIPBUILDING PARTY"), or (ii) the information or data provided in writing by any Shipbuilding Party expressly for inclusion in the Industrial Information Statement), or
         (B) the Shipbuilding Information Statement to the extent such Information Statement Liabilities are based on information or data concerning directly and solely the Industrial Company or the Industrial Business that is provided in writing by Industrial Company (or any other member of its Group or any Affiliate thereof after giving effect to the Distributions) expressly for inclusion in the Shipbuilding Information Statement;

              (iii) all of the Liabilities of Industrial Company, the Industrial Subsidiaries or any of the other members of the Industrial Group under, or to be retained or assumed by Industrial Company, any Industrial Subsidiary or any of the other members of the Industrial Group pursuant to this Agreement or any of the Ancillary Agreements; and

              (iv) all of the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Industrial Business.

         "INDUSTRIAL RECORDS" has the meaning ascribed to such term in
     SECTION 6.01(A) hereof.

         "INDUSTRIAL REGISTRATION STATEMENT" means the Registration Statement on Form 10 to be filed with the Commission pursuant to the requirements of
     Section 12 of the Exchange Act and the rules and regulations thereunder in order to register the Industrial Common Stock under Section 12(b) of the Exchange Act.

         "INFORMATION STATEMENT LIABILITIES" has the meaning ascribed to such term in CLAUSE (V) of the definitions herein of Energy Liabilities.

         "INFORMATION STATEMENTS" means the Industrial Information Statement and the Shipbuilding Information Statement.

         "INDUSTRIAL SUBSIDIARIES" means the Subsidiaries listed on EXHIBIT G hereto.

         "INSURANCE AGREEMENT" means the Insurance Agreement by and among Tenneco, Industrial Company and Shipbuilding Company, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT H except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business other than to a de minimis extent.

         "INSURANCE PROCEEDS" means, with respect to any insured party, those monies, net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured, which are either:

              (i) received by an insured from an insurance carrier; or

              (ii) paid by an insurance carrier on behalf of an insured.

         "JOINT PROXY STATEMENT" has the meaning ascribed to such term in the Merger Agreement.

         "LAW" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

         "LIABILITIES" means any and all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

         "MERGER" has the meaning ascribed to such term in the recitals to this Agreement.

         "MERGER AGREEMENT" has the meaning ascribed to such term in the recitals to this Agreement.

         "NYSE" means the New York Stock Exchange.

         "PERSON" means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government, or any agency or political subdivision thereof.

         "PRIOR INDUSTRIAL BUSINESSES" means, collectively, all divisions, Subsidiaries, other business entities or investments of Tenneco (or one of its Subsidiaries) that, at any time prior to the date of the Industrial Business Pro Forma Balance Sheet, were included in the "automotive parts" or "packaging" segments for purposes of segment reporting in any of Tenneco's Annual Reports on Form 10-K, and were sold, transferred, otherwise disposed of or discontinued prior to such date.

         "PRIOR SHIPBUILDING BUSINESSES" means, collectively, all divisions, Subsidiaries, other business entities or investments of Tenneco (or one of its Subsidiaries) that, at any time prior to the date of the Shipbuilding Business Pro Forma Balance Sheet, were included in the "shipbuilding" segment for purposes of segment reporting in any of Tenneco's Annual Reports on Form 10-K, and were sold, transferred, otherwise disposed of or discontinued prior to such date.

         "PRIVILEGE" has the meaning ascribed to such term in SECTION 6.07(A) hereof.

         "PRIVILEGED INFORMATION" has the meaning ascribed to such term in
     SECTION 6.07(A) hereof.

         "REGISTRATION STATEMENTS" means the Industrial Registration Statement and the Shipbuilding Registration Statement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES LIABILITIES" means any and all losses, liabilities, penalties, claims, damages, demands, costs or expenses or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by a Person arising out of or relating in whole or in part to any Action, any potential or threatened Action or any Third Party Claim (or potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, Exchange Act, any of the rules or regulations of the Commission promulgated under the Securities Act or Exchange Act, or any other securities or other similar Law.

         "SHIPBUILDING ASSETS" means, collectively, all of the following rights and assets that are owned by Tenneco and or any of its Subsidiaries as of the close of business on the Distribution Date:

              (i) the capital stock of the Shipbuilding Subsidiaries;

              (ii) all of the assets included on the Shipbuilding Business Pro Forma Balance Sheet that are owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date;

              (iii) all of the assets and rights expressly allocated to Shipbuilding Company or any of the Shipbuilding Subsidiaries under this Agreement or any of the Ancillary Agreements; and

              (iv) any other asset acquired by Tenneco or any of its Subsidiaries from the date of the Shipbuilding Business Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Tenneco or any of its Subsidiaries as of the close of business on the Distribution Date and that is of a nature or type that would have resulted in such asset being included as an asset on the Shipbuilding Business Pro Forma Balance Sheet had it been acquired on or prior to the date of the Shipbuilding Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Shipbuilding Business Pro Forma Balance Sheet.

         "SHIPBUILDING BUSINESS" means the businesses that, after giving effect to the Corporate Restructuring Transactions, are conducted by:

              (i) the Shipbuilding Company, the Shipbuilding Subsidiaries or any of the other members of the Shipbuilding Group; and

              (ii) any business entity acquired or established by or for Tenneco, Shipbuilding Company or any of the Shipbuilding Subsidiaries between the date of this Agreement and the close of business on the Distribution Date that is engaged in, or intends to engage in, any business that is of a type or nature that would have resulted in such business being included either as a Subsidiary or an asset of Shipbuilding Company on the Shipbuilding Business Pro Forma Balance Sheet had it been acquired or established on or prior to the date of the Shipbuilding Business Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Subsidiaries and assets included on the Shipbuilding Business Pro Forma Balance Sheet.

         "SHIPBUILDING BUSINESS PRO FORMA BALANCE SHEET" means the Pro Forma Consolidated Balance Sheet for Shipbuilding Company and the Shipbuilding Subsidiaries (prepared in accordance with GAAP) as of June 30, 1996 attached hereto as EXHIBIT I.

         "SHIPBUILDING COMMON SHARES" means the Shares of Shipbuilding Common Stock owned by Tenneco after giving effect to the stock dividend provided for in SECTION 2.02(B) hereof.

         "SHIPBUILDING COMMON STOCK" has the meaning ascribed to such term in the recitals to this Agreement.

         "SHIPBUILDING COMPANY" means Newport News Shipbuilding Inc. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation.

         "SHIPBUILDING DISTRIBUTION" means the distribution on the Distribution Date as a dividend to holders of record of shares of Tenneco Common Stock as of the Distribution Record Date, of all of the outstanding Shipbuilding Common Shares owned by Tenneco on the basis provided in
     SECTION 3.02 hereof.

         "SHIPBUILDING FINANCING MATERIALS" means any registration statement, private placement memorandum, offering circular, prospectus, information memorandum and/or any other document or filing (with the Commission or any Governmental Authority or the NYSE or other stock exchange) prepared by or on behalf of Shipbuilding Company (or its Affiliates) and distributed to prospective lenders or prospective purchasers of any debt or equity securities of the Shipbuilding Company (or any other member of the Shipbuilding Group) in connection with any of the transactions contemplated under this Agreement, the Merger Agreement or any of the Ancillary Agreements, including, without limitation, the Confidential Information Memorandum dated September 1996 relating to the Senior Credit Facility (as defined in the Shipbuilding Information Statement), the 144A Offering Memorandum relating to the Senior Subordinated Notes and Senior Notes (as such terms are defined in the Shipbuilding Information Statement), and the registration statement on Form S-1 to be filed by Shipbuilding Company after the Distribution Date to register the Senior Subordinated Notes and Senior Notes under the Securities Act and all related documents.

         "SHIPBUILDING GROUP" means Shipbuilding Company, the Shipbuilding Subsidiaries and the corporations, partnerships, joint ventures, investments and other entities that represent equity investments of Shipbuilding Company or any of the Shipbuilding Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distributions.

         "SHIPBUILDING INDEMNITEES" means:

              (i) Shipbuilding Company and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distributions; and

              (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, employees and agents.

         "SHIPBUILDING INFORMATION STATEMENT" means the information statement or registration statement relating to Shipbuilding Company and the transactions contemplated hereby to be distributed to holders of Tenneco Common Stock pursuant to the terms of this Agreement.

         "SHIPBUILDING LIABILITIES" means, collectively, all of the Liabilities of Shipbuilding Company, the Shipbuilding Subsidiaries and each of the other members of the Shipbuilding Group after giving effect to the Corporate Restructuring Transactions, the Distributions and the transactions contemplated by the Debt and Cash Allocation Agreement, including, without limitation:

              (i) all of the Liabilities included on the Shipbuilding Business Pro Forma Balance Sheet that remain outstanding as of the close of business on the Distribution Date;

              (ii) all other Liabilities that are incurred or which accrue or are accrued at any time on, prior to or after the date of the Shipbuilding Business Pro Forma Balance Sheet and that arise or arose out of, or in connection with, the Shipbuilding Assets, the Shipbuilding Business or the Prior Shipbuilding Businesses, determined on a basis consistent with the determination of Liabilities of Shipbuilding Company on the Shipbuilding Business Pro Forma Balance Sheet, including, without limitation,

         Shipbuilding Securities Liabilities and Information Statement Liabilities to the extent such Information Statement Liabilities (A) arise or arose out of or in connection with the Shipbuilding Information Statement or information or data in the Joint Proxy statement or the Debt Realignment Documents concerning the Shipbuilding Business or (B) are based on information or data provided in writing by Shipbuilding Company (or any member of its Group or any Affiliate (after giving effect to the Distributions) thereof) expressly for inclusion in the Industrial Information Statement;

              (iii) all of the Liabilities of Shipbuilding Company, the Shipbuilding Subsidiaries or any of the other members of the Shipbuilding Group under, or to be retained or assumed by Shipbuilding Company, any Shipbuilding Subsidiary or any of the other members of the Shipbuilding Group pursuant to, this Agreement or any of the Ancillary Agreements; and

              (iv) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Shipbuilding Business.

         "SHIPBUILDING RECORDS" has the meaning ascribed to such term in SECTION 6.01(B) hereof.

         "SHIPBUILDING REGISTRATION STATEMENT" means the Registration Statement on Form 10 to be filed with the Commission pursuant to the requirements of Section 12 of the Exchange Act and the rules and regulations promulgated thereunder in order to register the Shipbuilding Common Stock under Section 12(b) of the Exchange Act.

         "SHIPBUILDING SECURITIES LIABILITIES" means any and all Securities Liabilities arising out of, or in connection with, or relating in whole or in part to any of the following: (i) the Shipbuilding Registration Statement; (ii) the Shipbuilding Information Statement (whether in the form as an Appendix to the Joint Proxy Statement or as the Information Statement included in the Shipbuilding Registration Statement); (iii) the Shipbuilding Financing Materials; (iv) any of the information, data (financial or otherwise) or disclosures in (or any alleged failure to set forth certain information, data or disclosures in) the Shipbuilding Registration Statement, Shipbuilding Information Statement (whether in the form as an Appendix to the Joint Proxy Statement or as the Information Statement included in the Shipbuilding Registration Statement) or Shipbuilding Financing Materials, irrespective of (A) who authored, prepared or provided such information, data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., verbally, in writing, etc.), such information, data, disclosures, discussion or section were provided; or
     (v) any of the information, data (financial or otherwise) or disclosures in (or any alleged failure to set forth certain information, data or disclosures in) the Joint Proxy Statement or the Debt Realignment Documents concerning any matter relating to the business, operations, management, financial results or potential risks of (or pending or threatened claims or investigations relating to) the Shipbuilding Business, Prior Shipbuilding Businesses, Shipbuilding Assets or Shipbuilding Liabilities, irrespective of (A) who authored, prepared or provided such information data or disclosures (or, as the case may be, the section or discussion in which certain information, data or disclosure is alleged to have been omitted), or (B) the form in which, or medium through which (e.g., verbally, in writing, etc.), such information, data, disclosure, section or discussion were provided.

         "SHIPBUILDING SUBSIDIARIES" means the Subsidiaries listed on EXHIBIT J hereto.

         "SUBSIDIARY" means, with respect to any Person:

              (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

              (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (a) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (b) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a Limited Liability Company or a trustee of a trust).

         "SURVIVING CORPORATION" has the meaning ascribed to such term in the recitals to this Agreement.

         "TAX" or "TAXES" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, services, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

         "TAX SHARING AGREEMENT" means the Tax Sharing Agreement by and among Tenneco, Shipbuilding Company, Industrial Company and Acquiror, which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT K, except for such changes or modifications thereto that do not, individually or in the aggregate, adversely affect the Energy Business other than to a de minimis extent.

         "TENNECO" means Tenneco Inc., a Delaware corporation.

         "TENNECO COMMON STOCK" has the meaning ascribed to such term in the recitals to this Agreement.

         "TENNECO CORPORATE RECORDS" has the meaning ascribed to such term in
     SECTION 6.01(A) hereof.

         "TENNECO HOLDERS" means the holders of record of Tenneco Common Stock as of the Distribution Record Date.

         "TENNECO TRADEMARKS AND TRADENAMES" means all trademarks, service marks, and tradenames containing "TENNECO", "TEN", or "TENN" or variations thereof, along with their respective applications and registrations wherever used or registered; provided, however, that the term shall not include the word "Tennessee" to the extent such word is used in the business and operations of Tennessee Gas Pipeline Company or otherwise in the Energy Business.

         "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to and in accordance with the provisions of SECTION
     8.11 of this Agreement.

         "THIRD PARTY CLAIM" has the meaning as defined in SECTION 7.05(A) hereof.

         "TBS SERVICES AGREEMENT" means the Services Agreement by and among Industrial Company, Shipbuilding Company and Tenneco Business Services Inc., which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as EXHIBIT L and which agreement Tenneco and the Energy Business will not become a party to and not be bound by without the consent of Acquiror, which Acquiror may withhold in its sole discretion.

         "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement by and between Tenneco and Tenneco Business Services Inc., which agreement shall be entered into on or prior to the Distribution Date in the form attached hereto as EXHIBIT M.

         "TRANSITION TRADEMARK LICENSE" has the meaning ascribed to such term in SECTION 5.02 hereof.

     SECTION 1.02. REFERENCES. References to an "EXHIBIT" or to a "SCHEDULE" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "SECTION" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II

                         PRE-DISTRIBUTION TRANSACTIONS;
                               CERTAIN COVENANTS

     SECTION 2.01. CORPORATE RESTRUCTURING TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distributions) and otherwise in accordance with the terms and provisions set forth in EXHIBIT B hereto, each of Tenneco, Industrial Company and Shipbuilding Company shall, and shall cause each of their respective Subsidiaries to, as applicable, take such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions. Each of Tenneco, Shipbuilding Company and Industrial Company hereby agrees that any one or more of the Corporate Restructuring Transactions may be modified, supplemented or eliminated; provided such modification, supplement or elimination (a) is determined to be necessary or appropriate (i) to divide the existing businesses of Tenneco so that the automotive, packaging and business services businesses shall be owned, directly and indirectly, by Industrial Company and the shipbuilding business shall be owned, directly and indirectly, by Shipbuilding Company, or (ii) to obtain a ruling from the Internal Revenue Service as described in Section 7.1(g) of the Merger Agreement, and (b) does not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger.

     SECTION 2.02. PRE-DISTRIBUTION STOCK DIVIDENDS TO TENNECO. On or prior to the Distribution Date (but in all events prior to the Distributions):

         (a) INDUSTRIAL COMPANY STOCK DIVIDEND. Industrial Company shall issue to Tenneco, as a stock dividend, the number of shares of Industrial Common Stock as is required to effect the Industrial Distribution, as certified by the Agent. In connection therewith, Tenneco shall deliver to Industrial Company for cancellation the share certificate (or certificates) currently held by it representing all Industrial Common Stock, and Industrial Company shall issue a new certificate (or certificates) to Tenneco representing the total number of Industrial Common Shares to be owned by Tenneco after giving effect to such stock dividend.

         (b) SHIPBUILDING COMPANY STOCK DIVIDEND. Shipbuilding Company shall issue to Tenneco, as a stock dividend, the number of shares of Shipbuilding Common Stock as is required to effect the Shipbuilding Distribution, as certified by the Agent. In connection therewith, Tenneco shall deliver to Shipbuilding Company for cancellation the share certificate (or certificates) currently held by it representing all Shipbuilding Common Stock, and Shipbuilding Company shall issue a new certificate (or certificates) representing the total number of Shipbuilding Common Shares to be owned by Tenneco after giving effect to such stock dividend.

     SECTION 2.03. CHARTERS AND BYLAWS.

         (a) CERTIFICATE OF INCORPORATION AND BYLAWS OF INDUSTRIAL COMPANY. On or prior to the Distribution Date (but in all events prior to the Distributions), Tenneco and Industrial Company shall each take all necessary actions so that, as of the Distribution Date, the Restated Certificate of Incorporation and Bylaws of Industrial Company will be substantially in the forms set forth in EXHIBITS N and O, respectively.

         (b) CERTIFICATE OF INCORPORATION AND BYLAWS OF SHIPBUILDING COMPANY. On or prior to the Distribution Date (but in all events prior to the Distributions), Tenneco and Shipbuilding Company shall each take all necessary actions so that, as of the Distribution Date, the Restated Certificate of Incorporation and Bylaws of Shipbuilding Company will be substantially in the forms set forth in EXHIBITS N and O, respectively.

     SECTION 2.04. ELECTION OF DIRECTORS OF INDUSTRIAL COMPANY AND SHIPBUILDING COMPANY. On or prior to the Distribution Date, Tenneco, as the sole stockholder of each of Industrial Company and Shipbuilding Company, shall take all necessary action so that as of the Distribution Date the directors of Industrial Company and of Shipbuilding Company will be as set forth in the Industrial Information Statement and the Shipbuilding Information Statement, respectively.

     SECTION 2.05. TRANSFER AND ASSIGNMENT OF CERTAIN LICENSES AND PERMITS.

         (a) LICENSES AND PERMITS RELATING TO THE INDUSTRIAL BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Tenneco and Shipbuilding Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), severally but not jointly, duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Industrial Group (as directed by Industrial Company) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate to the Industrial Business but which are held in the name of any member of the Energy Group or the Shipbuilding Group, or any of their respective employees, officers, directors, stockholders or agents.

         (b) LICENSES AND PERMITS RELATING TO THE SHIPBUILDING BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Tenneco and Industrial Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), severally but not jointly, duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Shipbuilding Group (as directed by Shipbuilding Company) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate to the Shipbuilding Business but which are held in the name of any member of the Energy Group or the Industrial Group, or any of their respective employees, officers, directors, stockholders or agents.

         (c) LICENSES AND PERMITS RELATING TO THE ENERGY BUSINESS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Industrial Company and Shipbuilding Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to), severally but not jointly, duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Energy Group (as directed by Tenneco) all transferrable licenses, permits and authorizations issued by any Governmental Authority that relate to the Energy Business but which are held in the name of any member of the Industrial Group or the Shipbuilding Group, or any of their respective employees, officers, directors, stockholders or agents.

     SECTION 2.06. TRANSFER AND ASSIGNMENT OF CERTAIN AGREEMENTS.

     (a) TRANSFER AND ASSIGNMENT OF ENERGY BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this SECTION 2.06, each of Industrial Company and Shipbuilding Company shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), severally but not jointly, assign, transfer and convey to Tenneco (or such other member of the Energy Group as Tenneco shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Energy Business or any member of the Energy Group.

     (b) TRANSFER AND ASSIGNMENT OF INDUSTRIAL BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this SECTION 2.06, each of Tenneco and Shipbuilding Company shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), severally but not jointly, assign, transfer and convey to Industrial Company (or such other member of the Industrial Group as Industrial Company shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Industrial Business or any member of the Industrial Group.

     (c) TRANSFER AND ASSIGNMENT OF SHIPBUILDING BUSINESS AGREEMENTS. On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this SECTION 2.06, each of Tenneco and Industrial Company shall (and, if applicable, shall cause any of the other members of its Group over which it has legal or effective direct or indirect control to), severally but not jointly, assign, transfer and convey to Shipbuilding Company (or such other member of the Shipbuilding Group as Shipbuilding Company shall direct) all of its (or such other member of its Group's) right, title and interest in and to any and all agreements that relate exclusively to the Shipbuilding Business or any member of the Shipbuilding Group.

     (d) JOINT AGREEMENTS. Subject to the provisions of SECTION 2.06(F) below, any agreement to which any party hereto (or any other member of such party's Group) is a party that inures to the benefit of more than one of the Energy Business, the Industrial Business and the Shipbuilding Business shall be assigned in part, at the expense and risk of the assignee, on or prior to the Distribution Date or as soon as reasonably practicable thereafter, so that each party (or such other member of such party's Group) shall be entitled to the rights and benefits inuring to its business under such agreement.

     (e) OBLIGATIONS OF ASSIGNEES. The assignee of any agreement assigned, in whole or in part, hereunder (an "ASSIGNEE") shall, as a condition to such assignment, assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement (whether such obligations arose or were incurred prior to, on or subsequent to the Distribution Date and irrespective of whether such obligations have been asserted as of the Distribution Date) or, in the case of a partial assignment under SECTION 2.06(D) above, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distributions. Furthermore, the Assignee shall use its commercially reasonable efforts to cause the assignor of such agreement to be released from its obligations under the assigned agreements.

     (f) NO ASSIGNMENT OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof until such consent is obtained. If an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the Assignee would not, in fact, receive all such rights, the parties hereto will cooperate with each other to effect any arrangement designed reasonably to provide for the Assignee the benefits of, and to permit the Assignee to assume liabilities under, any such agreement, subject to the remaining sentences of this SECTION 2.06(F). There are certain software license agreements held in the name of a member of the Industrial Group that presently inure to the benefit of the Energy Business, the Industrial Business and the Shipbuilding Business. Notwithstanding any other provision of this Agreement, each such license agreement shall continue to be held by that member of the Industrial Group without any obligation of any party to cause the assignment or inurement to the benefit of such license agreement, or to effect any arrangement to provide such benefit, to the Energy Business or the Shipbuilding Business, except where the license agreement expressly permits the benefits and obligations to be divided among the Businesses or as may be negotiated with the licensor by that member of the Industrial Group and such other parties and the Industrial Business shall use commercially reasonable efforts to do so.

     SECTION 2.07. CONSENTS. The parties hereto shall use their best efforts to obtain any third-party consents or approvals that are required to consummate the Corporate Restructuring Transactions, the Distributions and the other transactions contemplated herein (the "CONSENTS").

     SECTION 2.08. OTHER TRANSACTIONS. On or prior to the Distribution Date (but in all events prior to the Distributions), each of Tenneco, Industrial Company and Shipbuilding Company shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distributions that are contemplated by the Information Statements and the ruling request submission by Tenneco to the Internal Revenue Service dated June 27, 1996 (as subsequently supplemented), and not specifically referred to in SECTIONS 2.01 through 2.07 above, subject, however, to the limitations set forth in SUBPARAGRAPH (B) of SECTION 2.01 above.

     SECTION 2.09. ELECTION OF OFFICERS. On or prior to the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall, as applicable, take all actions necessary and desirable so that as of the Distribution Date the officers of Industrial Company and of Shipbuilding Company will be as set forth in the Industrial Information Statement and the Shipbuilding Information Statement, respectively.

     SECTION 2.10. REGISTRATION STATEMENTS. Each of Tenneco, Industrial Company and Shipbuilding Company shall prepare, and shall file with the Commission, the Registration Statements in accordance with the terms of this SECTION 2.10.

         (a) PREPARATION AND FILING OF INDUSTRIAL REGISTRATION STATEMENT. Tenneco, Industrial Company and Shipbuilding Company shall prepare or cause to be prepared, and Industrial Company shall file or cause to be filed with the Commission, the Industrial Registration Statement. The Industrial Registration Statement shall include or incorporate by reference the Industrial Information Statement setting forth appropriate disclosure concerning Tenneco, Industrial Company, Shipbuilding Company, the Distributions and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Tenneco and Industrial Company shall take all such actions as may be reasonably necessary or appropriate in order to cause the Industrial Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

         (b) PREPARATION AND FILING OF SHIPBUILDING REGISTRATION STATEMENT. Tenneco, Industrial Company and Shipbuilding Company shall prepare or cause to be prepared, and Shipbuilding Company shall file or cause to be filed with the Commission, the Shipbuilding Registration Statement. The Shipbuilding Registration Statement shall include or incorporate by reference the Shipbuilding Information Statement setting forth appropriate disclosure concerning Tenneco, Shipbuilding Company, Industrial Company, the Distributions and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Tenneco and Shipbuilding Company shall take all such actions as may be reasonably necessary or appropriate in order to cause the Shipbuilding Registration Statement to become effective by order of the Commission pursuant to the Exchange Act.

     SECTION 2.11. STATE SECURITIES LAWS. Prior to the Distribution Date, Tenneco, Industrial Company and Shipbuilding Company shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in order to effect the Distributions.

     SECTION 2.12. LISTING APPLICATION. Prior to the Distribution Date, Tenneco, Industrial Company and Shipbuilding Company shall prepare and file with the NYSE listing applications and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NYSE to list on or prior to the Distribution Date, subject to official notice of issuance, the Industrial Common Shares and the Shipbuilding Common Shares.

     SECTION 2.13. CERTAIN FINANCIAL AND OTHER ARRANGEMENTS.

     (a) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN INDUSTRIAL GROUP AND ENERGY GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Industrial Group, on the one hand, and any member of the Energy Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Tenneco, Industrial Company and the Acquiror.

     (b) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN SHIPBUILDING GROUP AND ENERGY GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Shipbuilding Group, on the one hand, and any member of the Energy Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Tenneco, Shipbuilding Company and the Acquiror.

     (c) SETTLEMENT OF INTERCOMPANY ACCOUNTS BETWEEN INDUSTRIAL GROUP AND SHIPBUILDING GROUP. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between any member of the Industrial Group, on the one hand, and any member of the Shipbuilding Group, on the other hand, shall, as of the close of business on the Distribution Date, be settled, capitalized or converted into ordinary trade accounts, in each case as may be agreed in writing prior to the Distribution Date by duly authorized representatives of Industrial Company and Shipbuilding Company.

     (d) OPERATIONS IN ORDINARY COURSE. Except as otherwise provided in this Agreement, the Merger Agreement or any Ancillary Agreement, during the period from the date of this Agreement through the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall, and shall cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including, without limitation, with respect to the payment and administration of accounts payable and the collection and administration of accounts receivable, the purchase of capital assets and equipment and the management of inventories.

     SECTION 2.14. DIRECTOR, OFFICER AND EMPLOYEE RESIGNATIONS. Subject to the provisions of SECTION 2.04 and SECTION 2.09 above:

         (a) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE ENERGY GROUP. Tenneco shall cause all of its directors and all employees of the Energy Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Industrial Group or the Shipbuilding Group on which they serve, and from all positions as officers or employees of any member of the Industrial Group or the Shipbuilding Group, except as otherwise set forth in the Information Statements or mutually agreed to in writing on or prior to the Distribution Date by Tenneco, on the one hand, and, as applicable, Industrial Company and/or Shipbuilding Company, on the other hand.

         (b) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE INDUSTRIAL GROUP. Industrial Company shall cause all of its directors and all employees of the Industrial Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Energy Group or the Shipbuilding Group on which they serve, and from all positions as officers or employees of any member of the Energy Group or the Shipbuilding Group, except as otherwise set forth in the Information Statements or mutually agreed to in writing on or prior to the Distribution Date by Industrial Company, on the one hand, and, as applicable, Tenneco and/or Shipbuilding Company, on the other hand.

         (c) RESIGNATIONS BY DIRECTORS AND EMPLOYEES OF THE SHIPBUILDING GROUP. Shipbuilding Company shall cause all of its directors and all employees of the Shipbuilding Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Energy Group or the Industrial Group on which they serve, and from all positions as officers or employees of any member of the Energy Group or the Industrial Group, except as otherwise set forth in the Information Statements or mutually agreed to in writing on or prior to the Distribution Date by Shipbuilding Company, on the one hand, and, as applicable, Industrial Company and/or Tenneco, on the other hand.

     SECTION 2.15. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTIONS; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers contemplated by this ARTICLE II shall not have been consummated on or prior to the Distribution Date, the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of Law cannot be transferred or assumed; provided, however, that the parties hereto shall cooperate (and shall cause each of their respective Affiliates and each member of their respective Groups over which they have legal or effective direct or indirect control to cooperate) to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this ARTICLE II. In the event that any such transfer of assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such asset or Liability (or, as applicable, such other member or members of such party's Group) shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been transferred or assumed as contemplated hereby. As and when any such asset or Liability becomes transferable or assumable, such transfer shall be effected forthwith. As of the Distribution Date, each party hereto (or, if applicable, such other members of such party's Group) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party (or any other member of such party's Group) is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     SECTION 2.16. ANCILLARY AGREEMENTS. Prior to the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall enter into, and/or where applicable shall cause such other members of their respective Groups to enter into, (a) the Ancillary Agreements and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distributions as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby so long as such agreements do not materially delay or prevent consummation of the Merger or adversely affect the Energy Business other than to a de minimis extent.


                                  ARTICLE III

                               THE DISTRIBUTIONS

     SECTION 3.01. TENNECO ACTION PRIOR TO THE DISTRIBUTIONS. Subject to the terms and conditions set forth herein, Tenneco shall take, or cause to be taken, the following acts or actions in connection with, and to otherwise effect in accordance with the terms of this Agreement, the Distributions.

         (a) DECLARATION OF DISTRIBUTIONS AND ESTABLISHMENT OF DISTRIBUTION DATE. The Board of Directors of Tenneco shall, in its sole discretion and subject to and in accordance with the applicable rules of the NYSE and provisions of the DGCL, declare the Distributions and establish the Distribution Record Date, the Distribution Date, the date on which Industrial Common Shares, Shipbuilding Common Shares and any cash in lieu of fractional shares shall be mailed to the Tenneco Holders and all appropriate procedures in connection with the Distributions to the extent not provided for herein; provided, however, that no such action shall create any obligation on the part of Tenneco to effect the Distributions or in any way limit Tenneco's power of termination as set forth in SECTION
     8.11 hereof or alter the consequences of any such termination from those specified in such Section.

         (b) NOTICE TO NYSE. Tenneco shall, to the extent possible, give the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

         (c) MAILING OF INDUSTRIAL INFORMATION STATEMENT. Tenneco shall, as soon as practicable after the Industrial Registration Statement shall have been declared effective under the Exchange Act, cause the Industrial Information Statement to be mailed to the Tenneco Holders.

         (d) MAILING OF SHIPBUILDING INFORMATION STATEMENT. Tenneco shall, as soon as practicable after the Shipbuilding Registration Statement shall have been declared effective under the Exchange Act, cause the Shipbuilding Information Statement to be mailed to the Tenneco Holders.

     SECTION 3.02. THE DISTRIBUTIONS.

     (a) DUTIES AND OBLIGATIONS OF TENNECO. Subject to the conditions contained herein, on the Distribution Date but effective immediately following the close of business on the Distribution Date Tenneco shall:

              (i) deliver to the Agent the share certificates representing the Industrial Common Shares and Shipbuilding Common Shares issued to Tenneco by Industrial Company and Shipbuilding Company, respectively, pursuant to SECTION 2.02 hereof, endorsed by Tenneco in blank, for the benefit of the Tenneco Holders; and

              (ii) instruct the Agent to distribute, as soon as practicable following consummation of the Distributions, to the Tenneco Holders the following:

                   (A) one share of Industrial Common Stock for every one share of Tenneco Common Stock;

                   (B) one share of Shipbuilding Common Stock for every five
              shares of Tenneco Common Stock; and

                   (C) cash, if applicable, in lieu of fractional shares
              obtained in the manner provided in SECTION 3.03 hereof.

     (b) DUTIES AND RESPONSIBILITIES OF INDUSTRIAL COMPANY AND SHIPBUILDING COMPANY. Industrial Company and Shipbuilding Company shall provide, or cause to be provided, to the Agent sufficient certificates representing Industrial Common Stock and Shipbuilding Common Stock, respectively, in such denominations as the Agent may request in order to effect the Distributions. All shares of Industrial Common Stock issued pursuant to the Industrial Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights. All shares of Shipbuilding Common Stock issued pursuant to the Shipbuilding Distribution will be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

     SECTION 3.03. FRACTIONAL SHARES.

     (a) NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificate or scrip evidencing a fractional share of Industrial Common Stock or Shipbuilding Common Stock shall be issued in connection with the Distributions, and any such fractional share interests to which a Tenneco Holder would otherwise be entitled will not entitle such Tenneco Holder to vote or to any rights of a stockholder of Industrial Company or Shipbuilding Company, as the case may be. In lieu of any such fractional shares, each Tenneco Holder who, but for the provisions of this SECTION 3.03, would be entitled to receive a fractional share interest of Industrial Common Stock or Shipbuilding Common Stock pursuant to the Distributions shall be paid cash, without any interest thereon, as hereinafter provided. Tenneco shall instruct the Agent to determine the number of whole shares and fractional shares of Industrial Common Stock and Shipbuilding Common Stock allocable to each Tenneco Holder, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of Tenneco Holders who otherwise would be entitled to receive fractional share interests and to distribute to each such Tenneco Holder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amount required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Tenneco.

     (b) UNCLAIMED STOCK OR CASH. Any Industrial Common Stock, Shipbuilding Common Stock or cash in lieu of fractional shares and dividends or distributions with respect to Industrial Common Stock or Shipbuilding Common Stock that remain unclaimed by any Tenneco Holder 180 days after the Distribution Date shall be returned to Tenneco and any such Tenneco Holders shall look only to Tenneco for the Industrial Common Stock, Shipbuilding Common Stock, cash, if any, in lieu of fractional share interests and any such dividends or distributions to which they are entitled, subject in each case to applicable escheat or other abandoned property laws.

     (c) BENEFICIAL OWNERS. Solely for purposes of computing fractional share interests pursuant to SECTION 3.03(A), the beneficial owner of shares of Tenneco Common Stock held of record in the name of a nominee will be treated as the holder of record of such shares.


                                   ARTICLE IV

                        CONDITIONS TO THE DISTRIBUTIONS

     SECTION 4.01. CONDITIONS PRECEDENT TO THE DISTRIBUTIONS. The obligation of Tenneco to cause the Distributions to be consummated shall be subject, at the option of Tenneco, to the fulfillment or waiver, on or prior to the Termination Date, of each of the following conditions.

         (a) TAX SHARING AGREEMENT. Tenneco, Industrial Company, Shipbuilding Company and Acquiror shall have executed and delivered the Tax Sharing Agreement and such agreement shall be in full force and effect.

         (b) BENEFITS AGREEMENT. Tenneco, Industrial Company and Shipbuilding Company shall have executed and delivered the Benefits Agreement and such agreement shall be in full force and effect.

         (c) TRANSITION SERVICES AGREEMENT. Tenneco and Tenneco Business Services Inc. shall have executed and delivered the Transition Services Agreement and such agreement shall be in full force and effect.

         (d) INSURANCE AGREEMENT. Tenneco, Industrial Company and Shipbuilding Company shall have executed and delivered the Insurance Agreement and such agreement shall be in full force and effect.

         (e) DEBT AND CASH ALLOCATION AGREEMENT. Tenneco, Industrial Company and Shipbuilding Company shall have executed and delivered the Debt and Cash Allocation Agreement and such agreement shall be in full force and effect.

         (f) EFFECTIVE DATE OF REGISTRATION STATEMENT. Each of the Registration Statements shall have been declared effective by order of the Commission and no stop order shall have been entered, and no proceeding for that purpose shall have been initiated or threatened by the Commission with respect thereto.

         (g) NYSE LISTING. The Industrial Common Shares and the Shipbuilding Common Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

         (h) TAX RULING. Tenneco shall have received rulings from the Internal Revenue Service reasonably acceptable to Tenneco and Acquiror, which rulings shall be in full force and effect as of the Distribution Date, to the effect that:

              (i) The Industrial Distribution as contemplated hereunder will be tax-free for federal income tax purposes to Tenneco under
                    Section 355(c)(1) of the Code and to the stockholders of Tenneco under Section 355(a) of the Code;

              (ii) The Shipbuilding Distribution as contemplated hereunder will be tax-free for federal income tax purposes to Tenneco under
                    Section 355(c)(1) of the Code and to the stockholders of Tenneco under Section 355(a) of the Code; and

              (iii) The following distributions will be tax free to the
                    respective transferor corporations under Section 355(c)(1) of the Code and to the respective stockholders of the transferor corporations under Section 355(a) of the Code:
                    (A) the distribution by the Shipbuilding Company of the capital stock of Tenneco Packaging Inc. to Tenneco Corporation contemplated under the Corporate Restructuring Transactions; (B) the distribution by Tenneco Corporation of the capital stock of the Shipbuilding Company and the Industrial Company to Tennessee Gas Pipeline Company as contemplated under the Corporate Restructuring Transactions; and (C) the distribution by Tennessee Gas Pipeline Company of the capital stock of the Shipbuilding Company and the Industrial Company to Tenneco Inc. as contemplated under the Corporate Restructuring Transactions.

         (i) PRE-DISTRIBUTION TRANSACTIONS. Each of the transactions and other matters contemplated by ARTICLE II and SECTION 3.01 hereof (including, without limitation, each of the distributions, transfers, conveyances, contributions, assignments or other transactions included in, or otherwise necessary to consummate, the Corporate Restructuring Transactions) shall have been fully effected, consummated and accomplished.

         (j) COVENANTS. The covenants contained in ARTICLE V of this Agreement that are required to be performed on or before the Distribution Date shall have been fully performed.

         (k) NO PROHIBITIONS. Consummation of the transactions contemplated hereby shall not be prohibited by Law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distributions, the Merger or any transaction contemplated by this Agreement or the Merger Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

         (l) CONSENTS. Tenneco, Industrial Company, Shipbuilding Company and the other members of their respective Groups shall have obtained all Consents the failure of which to obtain would, in the determination of the Board of Directors of Tenneco, have a material adverse effect on the Energy Group, the Industrial Group or the Shipbuilding Group, each taken as a whole, and such Consents shall be in full force and effect.

         (m) STOCKHOLDER APPROVAL. The Distributions shall have been approved by the requisite vote of the holders of the outstanding Tenneco Common Stock and the holders of the outstanding $7.40 Cumulative Preferred Stock of Tenneco, voting together as a class, by the requisite vote of the holders of the outstanding $4.50 Cumulative Preferred Stock of Tenneco and the holders of the outstanding $7.40 Cumulative Preferred Stock of Tenneco, voting together as a class, and by any requisite vote of the holders of the outstanding New Preferred Stock (as defined in the Merger Agreement), voting separately as a class, in accordance with the DGCL and the provisions of Tenneco's Certificate of Incorporation.

         (n) HSR ACT. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions contemplated under the Merger Agreement shall have expired or been terminated.

         (o) DEBT REALIGNMENT. Each of the transactions and other matters contemplated under the Debt Realignment (as defined under the Merger Agreement) shall have been fully effected, consummated and accomplished.

     SECTION 4.02. NO CONSTRAINT. Notwithstanding the provisions of SECTION
4.01 above (but subject to Tenneco's obligations under the Merger Agreement), the fulfillment or waiver of any or all of the conditions precedent to the Distributions set forth therein shall not:

         (i) create any obligation on the part of Tenneco or any other party hereto to effect the Distributions;

         (ii) in any way limit Tenneco's right and power under SECTION 8.11 hereof to terminate this Agreement and the process leading to the Distributions and to abandon the Distributions; or

         (iii) alter the consequences of any such termination under SECTION
     8.11 hereof from those specified in such Section.

     SECTION 4.03. DEFERRAL OF DISTRIBUTION DATE. If the Distribution Date shall have been established by the Board of Directors of Tenneco but all the conditions precedent to the Distributions set forth in this Agreement have not theretofore been fulfilled or waived, or Tenneco does not reasonably anticipate that they will be fulfilled or waived, on or prior to the date established as the Distribution Date, Tenneco may, by resolution of its Board of Directors (or a committee thereof, so authorized), defer the Distribution Date to a later date.

     SECTION 4.04. PUBLIC NOTICE OF DEFERRED DISTRIBUTION DATE. If the Board of Directors (or a committee thereof, so authorized) of Tenneco shall defer the Distribution Date in accordance with SECTION 4.03 above and public announcement of the prior Distribution Date has theretofore been made, Tenneco shall promptly thereafter issue, in accordance with the advice of legal counsel, a public announcement with respect to such deferment and shall, with the advice of legal counsel, take such other actions as may be deemed necessary or desirable with respect to the dissemination of such information.


                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01. FURTHER ASSURANCES. Each of Tenneco, Industrial Company and Shipbuilding Company shall use all reasonable efforts to:

         (a) take or cause to be taken all actions, and to do or cause to be done all things reasonably necessary, proper or advisable under applicable Law and agreements or otherwise to consummate and make effective the transactions contemplated hereby, including without limitation using commercially reasonable efforts to obtain any consents and approvals from, enter into any amendatory agreements with and make any applications, registrations or filings with, any third Person or any Governmental Authority necessary or desirable in order to consummate the transactions contemplated hereby or to carry out the purposes of this Agreement; and

         (b) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to consummate the transactions contemplated hereby and effectuate the purposes of this Agreement.

     SECTION 5.02. TENNECO NAME. Industrial Company shall grant to each of Tenneco and Shipbuilding Company transition licenses, in the forms of EXHIBIT P and Q, respectively (the "Transition Trademark License"), to use the Tenneco Trademarks and Tradenames for the limited use as more fully described below in this SECTION 5.02 and in SECTION 5.03. Each of Tenneco and Shipbuilding Company shall, and shall cause each of the other members of its Group over which it has legal or effective direct or indirect control to, at its own expense:

         (a) Within 30 days following the Distribution Date, change, if necessary, its corporate name to delete therefrom the word "Tenneco" or any other word that is confusingly similar to the word "Tenneco" (except the word "Tennessee"); and

         (b) With respect to Tenneco, within two years following the Distribution Date, and, with respect to Shipbuilding Company, within one year following the Distribution Date, remove any and all references to the Tenneco Trademark and Tradenames from any and all signs, displays or other identification or advertising material (excluding any such material that is the subject of SECTION 5.03 below). After the conclusion of such period, each of Tenneco, Shipbuilding Company, and each other member of its respective Group or over which it has legal or effective direct or indirect control shall not use or display any of the Tenneco Trademarks and Tradenames without the prior written consent of Industrial Company, which consent may be withheld for any reason or no reason whatsoever. After the Distribution Date, no party hereto shall represent or permit to be represented to any third Person that it or any member of its Group has a business affiliation with any other party hereto or any member of such other party's Group, except as expressly permitted by any of the Ancillary Agreements.

     SECTION 5.03. SUPPLIES AND DOCUMENTS. Notwithstanding the provisions of
SECTION 5.02 above, for a period of six (6) months following the Distribution Date, the Transition Trademark License shall license (on a nonexclusive basis) to each of the members of the Energy Group and the Shipbuilding Group the right to use existing supplies and documents which have imprinted thereon any of the Tenneco Trademarks and Tradenames to the extent that such supplies and documents were existing in the inventory of such member of the Energy Group or Shipbuilding Group, as applicable, as of the Distribution Date.

     SECTION 5.04. ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Distribution Date:

         (a) Tenneco shall, and shall cause each of the other members of the Energy Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Energy Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distributions;

         (b) Industrial Company shall, and shall cause each of the other members of the Industrial Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Industrial Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distributions; and

         (c) Shipbuilding Subsidiary shall, and shall cause each of the other members of the Shipbuilding Group over which it has legal or effective direct or indirect control to, assume, pay, perform and discharge all Shipbuilding Liabilities in accordance with their terms, when determinable, and otherwise as determined in accordance with the practice of the parties prior to the Distributions.

     SECTION 5.05. NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

     (a) GENERAL. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement (including the Ancillary Agreements) or otherwise, making any representation or warranty whatsoever, including without limitation, any representation or warranty:

         (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party; or

         (ii) as to the legal sufficiency to convey title to any asset as of the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instrument.

     (b) DISCLAIMER OF MERCHANTABILITY OR FITNESS OF ASSETS. Each party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the Energy Group, the Industrial Group or the Shipbuilding Group, as the case may be, pursuant to Corporate Restructuring Transactions and the other terms and provisions of this Agreement, any Conveyancing and Assumption Agreement or any Ancillary Agreement, and all such assets which are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the party to which any such assets are transferred hereunder, or which retains assets hereunder, shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

     (c) ACKNOWLEDGEMENT OF DISCLOSURE AND WAIVER. Each of Industrial Company and Shipbuilding Company acknowledges, for itself and on behalf of each other member of its respective Group, that:

         (i) Tenneco and the other members of the Energy Group have disclosed, and Industrial Company and Shipbuilding Company have knowledge of, all matters pertaining to the assets and properties to be conveyed to Industrial Company, Shipbuilding Company or any member of their respective Group pursuant to the Corporate Restructuring Transactions or otherwise pursuant to the other terms of this Agreement to the same extent that Tenneco and the other members of the Energy Group have knowledge of such matters; and

         (ii) such knowledge constitutes notice and disclosure of such matters.

Each of Industrial Company and Shipbuilding Company waives, to the fullest extent permitted by law, for itself and for each other member of its respective Group, any and all claims or causes of action which any of them may have arising out of such matters or the failure of any Conveyancing and Assumption Instrument to describe or refer to, or provide notice of, any such matters.

     (d) NO REPRESENTATIONS OR WARRANTIES REGARDING CONSENTS. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or any Ancillary Agreement or in any other agreement or document contemplated by this Agreement or any Ancillary Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Law. Each of the parties hereto further agrees and understands that the party to which any assets are transferred as contemplated by the Corporate Restructuring Transactions or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary amendatory agreements are not executed and delivered or that any requirements of Laws are not complied with.

     (e) COVENANT TO USE REASONABLE EFFORTS TO OBTAIN CONSENTS. Notwithstanding the provisions of SECTION 5.05(D) above, each of the parties hereto shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) use commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Energy Group, the Industrial Group and the Shipbuilding Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and Liabilities contemplated by this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     SECTION 5.06. REMOVAL OF CERTAIN GUARANTEES.

     (a) REMOVAL OF ENERGY GROUP AS GUARANTOR OF INDUSTRIAL AND SHIPBUILDING LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Tenneco and any other member of the Energy Group removed as a guarantor of, or obligor under or for, any Industrial Liability or Shipbuilding Liability.

     (b) REMOVAL OF INDUSTRIAL GROUP AS GUARANTOR OF ENERGY AND SHIPBUILDING LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Industrial Company and any other member of the Industrial Group removed as a guarantor of, or obligor under or for, any Energy Liability or Shipbuilding Liability.

     (c) REMOVAL OF SHIPBUILDING GROUP AS GUARANTOR OF ENERGY AND INDUSTRIAL LIABILITIES. Except as otherwise contemplated in the Corporate Restructuring Transactions or otherwise specified in any Ancillary Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, Shipbuilding Company and any other member of the Shipbuilding Group removed as a guarantor of, or obligor under or for, any Energy Liability or Industrial Liability.

     SECTION 5.07. PUBLIC ANNOUNCEMENTS. Each party hereto shall consult with each other before issuing any press release or otherwise issuing any other similar written public statement with respect to this Agreement or the Distributions and shall not issue any such press release or make any such public statement without the prior consent of each other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of any other party, issue such press release or other similar written public statement as may be required by law or any listing agreement with a national securities exchange to which any party hereto (or any member of such party's Group) is a party if it has used all reasonable efforts to consult with such other party and to obtain such party's consent but has been unable to do so in a timely manner.

     SECTION 5.08. INTERCOMPANY AGREEMENTS. Effective as of the consummation of the Distributions, each of Industrial Company, Shipbuilding Company and Tenneco shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control) to terminate each and every agreement between it and any member of any of the other Groups other than this Agreement, any of the Ancillary Agreements and any of the license agreements referred to in SECTION 2.06(F) above; provided, however, that such termination shall not have any effect whatsoever on any of its rights and/or obligations that accrued or were incurred prior to the Distribution Date (subject to the terms of SECTION 2.13 above).

     SECTION 5.09. TAX MATTERS. Each of Tenneco, the Industrial Company and the Shipbuilding Company intend the Distributions to be treated as tax-free distributions under Code Section 355 and each such party shall use its reasonable best efforts to cause the Distributions to so qualify. Neither Tenneco, on the one hand, nor the Industrial Company and Shipbuilding Company, on the other hand, shall take any action (other than the Merger) which might cause:

         (i) the Distributions to fail to qualify as tax-free distributions under Code Section 355;

         (ii) any other transfer described in the Corporate Restructuring Transactions that is intended (as described in Tenneco's request for rulings from the Internal Revenue Service) to qualify as a tax free transfer under Code Sections 332, 351, 355 or 368 to fail to so qualify; or

         (iii) Tenneco or any Energy Subsidiary to recognize any gains relating to deferred intercompany transactions or excess loss accounts between or among any member of affiliated group of corporations of which Tenneco is the common parent, other than those defined intercompany gains listed on EXHIBIT H to the Merger Agreement.


                                   ARTICLE VI

                             ACCESS TO INFORMATION

     SECTION 6.01. PROVISION, TRANSFER AND DELIVERY OF APPLICABLE CORPORATE
                   RECORDS.

     (a) PROVISION, TRANSFER AND DELIVERY OF INDUSTRIAL RECORDS. Each of Tenneco and Shipbuilding Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Industrial Company's cost) to Industrial Company of the Books and Records in its possession (i) that relate primarily to the Industrial Business or are necessary to operate the Industrial Business (collectively, the "INDUSTRIAL RECORDS"), and (ii) that consist of the corporate minutes of the Board of Directors (or committees thereof) of Tenneco or otherwise relate to the business, administrative and management operations of Tenneco as the parent holding company of the Energy Business, Industrial Business and Shipbuilding Business (collectively, the "TENNECO CORPORATE RECORDS") except to the extent such items are already in the possession of any member of the Industrial Group. The Industrial Records and the Tenneco Corporate Records shall be the property of Industrial Company, but shall be available to each of Tenneco and Shipbuilding Company for review and duplication, at their cost, pursuant to the terms of this Agreement.

     (b) PROVISION, TRANSFER AND DELIVERY OF SHIPBUILDING RECORDS. Each of Tenneco and Industrial Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Shipbuilding Company's cost) to Shipbuilding Company of the Books and Records in its possession that relate primarily to the Shipbuilding Business or are necessary to operate the Shipbuilding Business (collectively, the "SHIPBUILDING RECORDS"), except to the extent such items are already in the possession of any member of the Shipbuilding Group. The Shipbuilding Records shall be the property of Shipbuilding Company, but shall be available to each of Tenneco and Industrial Company for review and duplication , at their cost, pursuant to the terms of this Agreement.

     (c) PROVISION, TRANSFER AND DELIVERY OF ENERGY RECORDS. Each of Industrial Company and Shipbuilding Company shall (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control to) arrange as soon as practicable following the Distribution Date for the transportation (at Tenneco's cost) to Tenneco of the Books and Records in its possession that relate primarily to the Energy

Business or are necessary to operate the Energy Business (collectively, the "ENERGY RECORDS"), except to the extent such items are already in the possession of any member of the Energy Group. The Energy Records shall be the property of Tenneco, but shall be available to each of Industrial Company and Shipbuilding Company for review and duplication, at their cost, pursuant to the terms of this Agreement.

     SECTION 6.02. ACCESS TO INFORMATION.

     (a) ACCESS TO BOOKS AND RECORDS. Unless otherwise contemplated by SECTION
6.06 hereof, from and after the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) afford to each other party and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (all such duplicating costs to be borne by the requesting party) during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, Books and Records and other data and information of such party and each other member of such party's Group relating to operations prior to the Distributions insofar as such access is reasonably required by the other requesting party for the conduct of the requesting party's business (but not for competitive purposes).

     (b) PROVISION OF POST-DISTRIBUTION COMMISSION FILINGS. For a period of five years following the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall (and shall cause each of the other members of its respective Group over which it has legal or effective direct or indirect control to) provide to the other, promptly following such time at which such documents are filed with the Commission, all documents (other than documents or portions thereof for which confidential treatment has been granted or a request for confidential treatment is pending) filed by it and by each other member of such party's Group with the Commission pursuant to the Securities Act or the periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     SECTION 6.03. REIMBURSEMENT; OTHER MATTERS. Except to the extent otherwise contemplated hereby or by any Ancillary Agreement, a party providing Books and Records or access to information to any other party (or such party's representatives) under this ARTICLE VI shall be entitled to receive from such other party, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Books and Records or access to information.

     SECTION 6.04. CONFIDENTIALITY.

     (a) GENERAL RESTRICTION ON DISCLOSURE. Each of Tenneco, Industrial Company and Shipbuilding Company shall not (and shall not permit any other member of its respective Group over which it has legal or effective direct or indirect control to) use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants, advisors and other representatives and any other member of its respective Group (over which it has legal or effective direct or indirect control) to hold, in strict confidence, all information concerning each other party hereto and the other members of such other party's Group in its possession, custody or control to the extent such information either

         (i)    relates to the period up to the Distribution Date,

         (ii)   relates to any Ancillary Agreement, or

         (iii) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, and each party hereto shall not (and shall cause each other member of its respective Group over which it has legal or effective direct or indirect control not to) otherwise release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, without the prior written consent of the other affected party or parties, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

     (b) COMPELLED DISCLOSURE. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties shall consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and shall not object to each such relevant party and its counsel participating in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

     (c) EXCEPTIONS TO CONFIDENTIAL TREATMENT. Anything herein to the contrary notwithstanding, no party hereto shall be prohibited from using or permitting the use of, or required to hold in confidence, any information to the extent that (i) such information has been or is in the public domain through no fault of such party, (ii) such information is, after the Distribution Date, lawfully acquired from other sources by such party, or (iii) this Agreement, any Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information by such party.

     SECTION 6.05. WITNESS SERVICES. At all times from and after the Distribution Date, each of Tenneco, Industrial Company and Shipbuilding Company shall use its reasonable efforts to make available to each other party hereto, upon reasonable written request, the officers, directors, employees and agents of each member of its respective Group for fact finding, consultation or interviews and as witnesses to the extent that:

         (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party or any member of its respective Group may from time to time be involved; and

         (b) there is no conflict in the Action between the requesting party or any member of its respective Group and the party to which a request is made pursuant to this SECTION 6.05 or any member of such party's Group. Except as otherwise agreed by the parties, a party providing witness services to any other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (but not salary expenses) and direct and indirect costs of employees who participate in fact finding, consultation or interviews or are witnesses, as are actually and reasonably incurred in providing such fact finding, consulting, interviews or witness services by the party providing such services.

     SECTION 6.06. RETENTION OF RECORDS. Except when a longer period is required by Law or is specifically provided for herein or in any Ancillary Agreement, each party hereto shall cause the members of its Group over which it has legal or effective direct or indirect control, to retain, for a period of at least seven years following the Distribution Date, all material information (including without limitation all material Books and Records) relating to such Group and its operations prior to the Distribution Date. Notwithstanding the foregoing, any party hereto may offer in writing to deliver to the other parties all or a portion of such information as it relates to members of the offering party's Group and, if such offer is accepted in writing within 90 days after receipt thereof, the offering party shall promptly arrange for the delivery of such information (or copies thereof) to each accepting party (at the expense of such accepting party). If such offer is not so accepted, the offered information may be destroyed or otherwise disposed of by the offering party at any time thereafter.

     SECTION 6.07. PRIVILEGED MATTERS.

         (a) PRIVILEGED INFORMATION. Each of the parties hereto shall, and shall cause the members of its Group over which it has legal or effective direct or indirect control to, use its reasonable efforts to maintain, preserve, protect and assert all privileges including, without limitation, all privileges arising under or relating to the attorney-client relationship (including without limitation the attorney-client and attorney work product privileges) that relate directly or indirectly to any member of any other Group for any period prior to the Distribution Date ("PRIVILEGE" or "PRIVILEGES"). Each of the parties hereto shall use its reasonable efforts not to waive, or permit any member of its Group over which it has legal or effective direct or indirect control to waive, any such Privilege that could be asserted under applicable Law without the prior written consent of the other parties. With respect to each party, the rights and obligations created by this SECTION 6.07 shall apply to all information as to which a member of any Group did assert or, but for the

     Distributions, would have been entitled to assert the protection of a Privilege ("PRIVILEGED INFORMATION") including, but not limited to, any and all information that either:

              (i) was generated or received prior to the Distribution Date but which, after the Distributions, is in the possession of a member of another Group; or

              (ii) is generated or received after the Distribution Date but refers to or relates to Privileged Information that was generated or received prior to the Distribution Date.

         (b) PRODUCTION OF PRIVILEGED INFORMATION. Upon receipt by a party or any member of its Group of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information, or if a party or any member of its Group obtains knowledge that any current or former employee of such party or any member of its Group has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other parties of the existence of the request and shall provide the other parties a reasonable opportunity to review the information and to assert any rights it may have under this SECTION 6.07 or otherwise to prevent the production or disclosure of Privileged Information. No party will, or will permit any member of its Group over which it has direct or indirect legal or effective control to, produce or disclose any information arguably covered by a Privilege under this
     SECTION 6.07 unless:

              (i) each other party has provided its express written consent to such production or disclosure; or

              (ii) a court of competent jurisdiction has entered an order which is not then appealable or a final, nonappealable order finding that the information is not entitled to protection under any applicable privilege.

         (c) NO WAIVER. The parties hereto understand and agree that the transfer of any Books and Records or other information between any members of the Energy Group, the Industrial Group, or the Shipbuilding Group shall be made in reliance on the agreements of Tenneco, Industrial Company and Shipbuilding Company, as set forth in SECTION 6.04 and SECTION 6.07 hereof, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The Books and Records being transferred pursuant to SECTION 6.01 hereof, the access to information being granted pursuant to SECTION 6.02 hereof, the agreement to provide witnesses and individuals pursuant to SECTION 6.05 hereof and the transfer of Privileged Information to either party pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section or otherwise.


                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.01. INDEMNIFICATION BY TENNECO. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Tenneco shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Industrial Indemnitees and the Shipbuilding Indemnitees from and against any and all Indemnifiable Losses of the Industrial Indemnitees and the Shipbuilding Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (i) the Energy Liabilities, or (ii) the breach by Tenneco of any provision of this Agreement or any Ancillary Agreement.

     SECTION 7.02. INDEMNIFICATION BY INDUSTRIAL COMPANY. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Industrial Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Energy Indemnitees and the Shipbuilding Indemnitees from and against any and all Indemnifiable Losses of the Energy Indemnitees and the Shipbuilding Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (i) the Industrial Liabilities, or (ii) the breach by Industrial Company of any provision of this Agreement or any Ancillary Agreement.

     SECTION 7.03. INDEMNIFICATION BY SHIPBUILDING COMPANY. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Shipbuilding Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Energy Indemnitees and the Industrial Indemnitees from and against any and all Indemnifiable Losses of the Energy Indemnitees and the Industrial Indemnitees, respectively, arising out of, by reason of or otherwise in connection with either (i) the Shipbuilding Liabilities, or (ii) the breach by Shipbuilding Company of any provision of this Agreement or any Ancillary Agreement. In addition, and without limiting the generality of the foregoing indemnification provisions of this SECTION 7.03, Shipbuilding Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Industrial Indemnitees and the Energy Indemnitees from and against any and all Indemnifiable Losses of the Industrial Indemnitees and the Energy Indemnitees, respectively, arising out of, by reason of or otherwise in connection with any matter, of whatever kind or nature, relating in any way to the commercial ships commonly known as the "Double Eagle" product tankers, including without limitation, (i) the design, engineering or construction of any of the Double Eagle product tankers, (ii) the sale or other disposition of any of the Double Eagle product tankers (or the sale or other disposition of any direct or indirect equity interest in any of the Double Eagle product tankers), (iii) the direct or indirect financing of the construction of any of the Double Eagle product tankers or any other financing relating to any of the Double Eagle product tankers, (iv) the direct or indirect equity investments in any of the Double Eagle product tankers, (v) the purchase of raw materials and other materials and services in connection with the design, construction or engineering of any of the Double Eagle product tankers, (vi) the negotiation of any contract for the construction of or financing for the construction of, any of the Double Eagle product tankers, or (vii) the operation by any Person whatsoever of any of the Double Eagle product tankers.

     SECTION 7.04. LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

     (a) REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The amount that any party (an "INDEMNIFYING PARTY") is or may be required to pay to any other Person (an "INDEMNITEE") pursuant to SECTION 7.01, SECTION 7.02 or
SECTION 7.03 above, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses (except that nothing herein shall be construed as requiring any Indemnitee in respect of any Shipbuilding Securities Liability to file any claim for insurance). The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

     (b) FOREIGN CURRENCY ADJUSTMENTS. In the event that any indemnification payment required to be made hereunder or under any Ancillary Agreement shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

         (i) with respect to any Indemnifiable Losses arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

         (ii) with respect to any Indemnifiable Losses covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party; and

         (iii) with respect to any Indemnifiable Losses not covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Losses shall be given to the Indemnitee.

     SECTION 7.05. PROCEDURES FOR INDEMNIFICATION. Except as otherwise specifically provided in any Ancillary Agreement, including, without limitation, the Tax Sharing Agreement and the Benefits Agreement:

     (a) NOTICE OF THIRD PARTY CLAIMS. If a claim or demand is made against an Indemnitee by any Person who is not a member of the Energy Group, Industrial Group or Shipbuilding Group (a "THIRD PARTY CLAIM") as to which such
Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     (b) LEGAL DEFENSE OF THIRD PARTY CLAIMS. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

         (i) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim either (A) seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; provided, however, that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages; or (B) relates to or arises out of any Shipbuilding Securities Liability.

         (ii) an Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third Party Claim; and

         (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party shall fail to prosecute or withdraw from the defense of such Third Party Claim, the Indemnitee shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in such defense.

     (c) SETTLEMENT OF THIRD PARTY CLAIMS. Except as otherwise provided below in this SECTION 7.05(C), or as otherwise specifically provided in any Ancillary Agreement, including without limitation, the Tax Sharing Agreement and the Benefits Agreement, if the Indemnifying Party has assumed the defense of any Third Party Claim, then

         (i) in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

         (ii) the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee.

provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within 15 business days following receipt of such notice to

         (i) approve and agree to pay the settlement,

         (ii) approve the amount of the settlement, reserving the right to contest the Indemnitee's right to indemnity pursuant to this Agreement,

         (iii) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith), or

         (iv) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith.

In the event the Indemnifying Party does not respond to such written notice from the Indemnitee within such 15 business- day period, the Indemnifying Party shall be deemed to have elected option (i).

     (d) OTHER CLAIMS. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15 business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15 business- day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable Law or under this Agreement.

     SECTION 7.06. INDEMNIFICATION PAYMENTS. Indemnification required by this
ARTICLE VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

     SECTION 7.07. OTHER ADJUSTMENTS.

     (a) ADJUSTMENTS FOR TAXES. The amount of any Indemnifiable Loss shall be:

         (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase); and

         (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss.

In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

     (b) REDUCTIONS FOR SUBSEQUENT RECOVERIES OR OTHER EVENTS. In addition to any adjustments required pursuant to SECTION 7.04 hereof or SECTION 7.07(A) above, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Party pursuant to this
ARTICLE VII, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

     SECTION 7.08. OBLIGATIONS ABSOLUTE. The foregoing contractual obligations of indemnification set forth in this ARTICLE VII shall:

         (i) also apply to any and all Third Party Claims that allege that any Indemnitee is independently, directly, vicariously or jointly and severally liable to such third party;

         (ii) to the extent permitted by applicable law, apply even if the Indemnitee is partially negligent or otherwise partially culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

         (iii) be in addition to any liability or obligation that an Indemnifying Party may have other than pursuant to this Agreement.

     SECTION 7.09. SURVIVAL OF INDEMNITIES. The obligations of Tenneco, Industrial Company and Shipbuilding Company under this ARTICLE VII shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities.

     SECTION 7.10. REMEDIES CUMULATIVE. The remedies provided in this ARTICLE VII shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION 7.11. COOPERATION OF THE PARTIES WITH RESPECT TO ACTIONS AND THIRD PARTY CLAIMS.

     (a) IDENTIFICATION OF PARTY IN INTEREST. Any party to this Agreement that has responsibility for an Action or Third Party Claim shall identify itself as the true party in interest with respect to such Action or Third Party Claim and shall use its commercially reasonable efforts to obtain the dismissal of any other party to this Agreement from such Action or Third Party Claim.

     (b) DISPUTES REGARDING RESPONSIBILITY FOR ACTIONS AND THIRD PARTY CLAIMS. If there is uncertainty or disagreement concerning which party to this Agreement has responsibility for any Action or Third Party Claim, the following procedure shall be followed in an effort to reach agreement concerning responsibility for such Action or Third Party Claim:

         (i) The parties in disagreement over the responsibility for an Action or Third Party Claim shall exchange brief written statements setting forth their position concerning which party has responsibility for the Action or Third Party Claim in accordance with the provisions of this ARTICLE VII. These statements shall be exchanged within 5 days of a party putting another party on written notice that the other party is or may be responsible for the Action or Third Party Claim.

         (ii) If within 5 days of the exchange of the written statement of each party's position agreement is not reached on responsibility for the Action or Third Party Claim, the General Counsel for each of the parties in disagreement over responsibility for the Action or Third Party Claim shall speak either by telephone or in person to attempt to reach agreement on responsibility for the Action or Third Party Claim.

     (c) EFFECT OF FAILURE TO FOLLOW PROCEDURE. Failure to follow the procedure set forth in clause (b) above shall not affect the rights and responsibilities of the parties as established by the other provisions of this ARTICLE VII.

     (d) EXCHANGE OF INFORMATION. In connection with the handling of current or future Actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to an applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process, or self- evaluation privileges.

     SECTION 7.12. CONTRIBUTION. To the extent that any indemnification provided for under SECTION 7.01, SECTION 7.02 or SECTION 7.03 is unavailable to an Indemnified Party or is insufficient in respect of any the Indemnifiable Lossess of such Indemnified Party then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.


                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules hereto, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule or Exhibit hereto, the Schedule or Exhibit, as the case may be, shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

     SECTION 8.02. ANCILLARY AGREEMENTS.20 This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     SECTION 8.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.04. SURVIVAL OF AGREEMENTS. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 8.05. RESPONSIBILITY FOR EXPENSES.

     (a) EXPENSES INCURRED ON OR PRIOR TO DISTRIBUTION DATE. Subject to the provisions of SECTION 8.05(C) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statements and the Distribution, and the consummation of the transactions contemplated hereby and thereby shall be charged to and paid by Tenneco; provided, however, that (i) such amounts shall be included in the calculation of the Actual Energy Debt Amount to the extent expressly provided in the Debt and Cash Allocation Agreement, and (ii) each of Industrial Company and Shipbuilding Company shall be solely responsible and liable for any expenses, fees, or other costs that it separately and directly incurs in connection with any of the transactions contemplated under this Agreement or any of the Ancillary Agreements.

     (b) EXPENSES INCURRED OR ACCRUED AFTER DISTRIBUTION DATE. Subject to the provisions of SECTION 8.05(C) below and except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses first incurred or accrued after the Distribution Date.

     (c) ENVIRONMENTAL EXPENSES. Notwithstanding the provisions of SECTION 8.05(A) and SECTION 8.05(B) above, expenses and other costs incurred in connection with compliance with any Environmental Laws applicable to the transactions contemplated hereby shall be paid by the party that after the Distribution Date will, or that this Agreement contemplates will, own the assets or operate the business subject to such Environmental Laws.

     SECTION 8.06. NOTICES. All notices and other communications to a party hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to such party (and will be deemed given on the date on which the notice is received by such party) at the address for such party set forth below (or at such other address for the party as the party shall, from time to time, specify by like notice to the other parties):

     If to Tenneco, at:           1010 Milam Street
                                  Houston, Texas 77002
                                  Telecopier:
                                  Attention: Corporate Secretary

If to Industrial Company, at:     1275 King Street
                                  Greenwich, CT 06831
                                  Telecopier:
                                  Attention: Corporate Secretary

If to Shipbuilding Company, at:   4101 Washington Avenue
                                  Newport News, Virginia 23607
                                  Telecopier:
                                  Attention: Corporate Secretary

     SECTION 8.07. WAIVERS. The failure of any party hereto to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 8.08. AMENDMENTS. Subject to the terms of SECTION 8.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto; provided, however, any such amendments or modifications prior to the termination of the Merger Agreement or consummation of the Merger may only be made with the prior consent of Acquiror unless such modifications or amendments do not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger.

     SECTION 8.09. ASSIGNMENT. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 8.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

     SECTION 8.11. TERMINATION. This Agreement may be terminated and the Distributions may be amended, modified or abandoned at any time prior to the Distributions by and in the sole discretion of Tenneco without the approval of Industrial Company or Shipbuilding Company or the stockholders of Tenneco; provided, however, any such termination, abandonment, amendments or modifications prior to the termination of the Merger Agreement or consummation of the Merger may only be made with the prior written consent of Acquiror unless, in the case of a modification or amendment only, such modification or amendment does not, individually or in the aggregate, adversely affect the Energy Business (other than to a de minimis extent) or materially delay or prevent the consummation of the Merger. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distributions, this Agreement may not be terminated except by an agreement in writing signed by all of the parties hereto; provided, however, that ARTICLE VIII shall not be terminated or amended after the Distributions in respect of the third party beneficiaries thereto without the consent of such persons. Nothing in this SECTION 8.11 shall relieve Tenneco of its obligations, under Section 6.13 of the Merger Agreement.

     SECTION 8.12. THIRD PARTY BENEFICIARIES. Except as provided in ARTICLE VII hereof (relating to Indemnitees), this Agreement is solely for the benefit of the parties hereto, the members of their respective Groups and Affiliates and the Acquiror, after giving effect to the Distributions, and should not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 8.13. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     SECTION 8.14. TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 8.15. EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 8.16. SPECIFIC PERFORMANCE.20 Each of the parties hereto acknowledges that there is no adequate remedy at law for the failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

     SECTION 8.17. GOVERNING LAW. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW

OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND
(iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

     SECTION 8.18. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.19. SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     SECTION 8.20. SHIPBUILDING HEDGING TRANSACTIONS. Notwithstanding any other provisions of this Agreement or any other document or instrument (including any of the other Ancillary Agreements), any gains or losses relating to hedging or similar transactions undertaken by Shipbuilding Company or any other member of the Shipbuilding Group which are in effect on the date hereof or at any time hereafter through the Distribution Date shall be for the account of Shipbuilding Company, and, without limiting the generality of the foregoing,
(i) Shipbuilding Company and the other members of the Group shall finance and fund any such losses through their own finance facilities, and (ii) no cash or debt relating to any such gains or losses shall be taken into account in making any of the determinations under the Debt and Cash Allocation Agreement, including determinations regarding the amount of the Allocated Shipbuilding Debt and/or the Guaranteed Shipbuilding Cash Amount.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      TENNECO INC.

                                      By
                                        ---------------------------------------
                                      Name:
                                      Title:


                                      NEW TENNECO INC.

                                      By
                                        ---------------------------------------
                                      Name:
                                      Title:


                                      NEWPORT NEWS SHIPBUILDING INC.

                                      By
                                        ---------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT C
                                       TO
                            DISTRIBUTION AGREEMENT

                       DEBT AND CASH ALLOCATION AGREEMENT

     THIS DEBT AND CASH ALLOCATION AGREEMENT (this "Agreement") is made and
entered into as of this       day of December, 1996 by and among Tenneco Inc.,
a Delaware corporation ("Tenneco"), Newport News Shipbuilding Inc. (formerly known as Tenneco InterAmerica Inc.), a Delaware corporation ("Shipbuilding Company"), and New Tenneco Inc., a Delaware corporation ("Industrial Company").

     WHEREAS, pursuant to the terms of that certain Distribution Agreement by and among the parties hereto and dated as of November 1, 1996 (the "Distribution Agreement"), the parties have entered into this Agreement regarding the allocation of the Cash and Cash Equivalents and Consolidated Debt of Tenneco and its consolidated subsidiaries as of the Effective Time. For purposes of this Agreement only, the "Effective Time" means 12:01 AM, Houston time, on the date on which the Merger Effective Time occurs.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, each of the parties hereto, on behalf of itself and each of the other members of its Group over which it has direct or indirect legal or effective control, hereby agrees as follows:

     1. Certain Definitions. Capitalized terms which are used herein but which are not defined below in this SECTION 1 or in any of the other provisions or Sections of this Agreement or in the Distribution Agreement, shall have the meaning ascribed to such terms in the Debt Realignment Plan attached as Exhibit C to the Merger Agreement.

         (a) "Actual Energy Debt Amount" means the aggregate amount, as of the Effective Time, of the following, without duplication:

              (i) the then outstanding amount of the Tenneco Revolving Debt plus accrued and accreted interest and fees and expenses in respect thereof (as reflected on the Energy Adjusted Closing Balance Sheet) ; plus

              (ii) the Consolidated Public Debt Value; plus

              (iii) the then outstanding principal amount of Consolidated Debt of Tenneco and the Energy Subsidiaries other than that which is described in clauses (i) and (ii) above (for this purpose undrawn letters of credit and guarantees shall not be treated as outstanding) plus accrued and accreted interest and fees and expenses in respect thereof as reflected on the Energy Adjusted Closing Balance Sheet; plus

              (iv) except as otherwise expressly provided in the Merger Agreement or the Distribution Agreement, the unpaid amount of all direct and out of pocket fees, costs and expenses (as reflected on the Energy Adjusted Closing Balance Sheet) incurred on or prior to the Effective Time by Tenneco and its subsidiaries in respect of the transactions contemplated under the Debt Realignment, with respect to the Merger Agreement, the NPS Issuance and with respect to the Distribution Agreement, including, without limitation, the Corporate Restructuring Transactions, the Distributions, the Merger and the other related transactions, including by way of example items specifically set forth on Schedule 1 to the extent incurred in respect of the aforesaid transactions (collectively, the "Tenneco Transaction Expenses");

              (v) any sales and use, gross receipts or other transfer Taxes (including Gains Taxes and Transfer Taxes, as defined in the Merger Agreement) imposed as a result of the Corporate Restructuring Transactions or otherwise occurring pursuant to the Distribution Agreement or the Merger Agreement, excluding, however, any stamp duty imposed by the Stamp Act 1894 (Queensland) as a result of the Merger; plus

              (vi) Restructuring Taxes (as defined in the Tax Sharing Agreement), except (A) for Taxes resulting from the deferred intercompany items on Schedule 2, and (B) to the extent the IRS ruling provides the Transactions (as defined in the Tax Sharing Agreement) are tax-free; plus





                                    A-C-1

              (vii) the then outstanding amount of any off-balance sheet indebtedness incurred after June 19, 1996 and before the Effective Time to finance the acquisition of any additional interest in the Oasis Pipeline;

              (viii) dividends declared by Tenneco on its common stock, $4.50 Preferred Stock and $7.40 Preferred Stock which have not been paid prior to the Effective Time but as to which the record date is before the Effective Time; plus

              (ix) the total amount of dividends accrued on the shares of New Preferred Stock issued pursuant the NPS Issuance that remain unpaid as of the Effective Time.

     The parties hereto hereby acknowledge and agree that the Actual Energy Debt Amount shall include any amounts (including interest, fees and other charges) that may be due and owing ASCC under or as a result of the factoring arrangement between ASCC and Tenneco (and/or any of its Subsidiaries) other than the amount of Factored Proceeds (the "ASCC Amount").

         (b) "Actual Energy Expenditures Amount" means the actual amount of capital expenditures (determined on a basis consistent with the past accounting practices of the Energy Business and the 1996 capital budget provided to Acquiror) made and paid for by the Energy Business from and after January 1, 1996 to and including the Effective Time, including, without limitation any capital expenditures in respect of the 70 MW Dunaferr power project in Hungary; provided, however, that any amount paid for the acquisition of any additional interest in either Tenneco Energy Resources Inc. or the Oasis Pipeline or to repair any gas pipeline shall not be capital expenditures for any purpose under this Agreement and shall not be included in the Actual Energy Expenditures Amount.

         (c) "Allocated Energy Debt" means the total amount of indebtedness (including accrued and accreted interest and fees and expenses) outstanding as of the Effective Time under each of the Tenneco Revolving Debt, the Consolidated Debt (other than the Tenneco Revolving Debt) of Tenneco and the Energy Subsidiaries and the Tenneco Transaction Expenses, and any and all such indebtedness outstanding or other obligations and liabilities incurred or accrued under any of the foregoing from time to time and at any time after the Effective Time.

         (d) "Allocated Industrial Debt" means the total amount of indebtedness (including accrued and accreted interest and fees and expenses) outstanding under the Industrial Debt Securities as of the Effective Time, any and all such indebtedness outstanding from time to time thereafter and all other obligations and liabilities incurred or accrued at any time under the Industrial Debt Securities.

         (e) "Allocated Shipbuilding Debt" means the total amount of indebtedness (including accrued and accreted interest and fees and expenses) outstanding under the Shipbuilding Credit Facility as of the Effective Time, any and all such indebtedness outstanding from time to time at any time thereafter and all other obligations and liabilities incurred or accrued at any time under the Shipbuilding Credit Facility.

         (f) "Auditors" has the meaning ascribed to such term in SECTION 6 below.

         (g) "Base Amount" means an amount equal to $2,650,000,000, (i) plus, without duplication, the sum of (A) with respect to Tenneco gas purchase contracts, the amount of all cash payments made by Tenneco and/or any of its Subsidiaries during the period commencing on the date of Merger Agreement and ending as of the Effective Time as a result or in respect of any settlement, judgment or satisfaction of a bond in excess of the market price for gas received by Tenneco and/or any of its Subsidiaries reduced by the amount of any cash payments received from customers, insurers or other third parties with respect thereto (other than ones refunded prior to the Effective Time) or with respect to any gas supply realignment costs which are so recovered (and not refunded) on or prior to the Effective Time, (B) the purchase price paid by Tenneco and/or any of its subsidiaries to acquire any additional interest in the Oasis Pipeline, (C) the amount of all cash payments made by Tenneco and/or any of the Energy Subsidiaries during the period commencing on the date of the Merger Agreement and ending on the Closing Date in settlement of any significant claim, action, suit or proceeding to the extent such matter would be an Energy Liability and with the consent of Acquiror, which shall not be arbitrarily withheld (including, without limitation, cash





                                    A-C-2
     payments in settlement of claims against Tenneco and/or any of its affiliates arising from the Stock Purchase Agreement dated as of July 31, 1986 by and between Tenneco Inc. and I.C.H. Corporation) reduced by the amount of any cash payments received by Tenneco or any of the Energy Subsidiaries during such period from customers, insurers or other third parties with respect thereto, and (D) the total amount of the specific additions or increases to the Base Amount set forth on SCHEDULE 4 attached hereto, (ii) less, without duplication, the sum of (A) the gross amount of cash proceeds from the NPS Issuance (as defined in the Merger Agreement) less the amount of any expenses, fees or other out-of-pocket costs related thereto which are included in the Actual Energy Debt Amount), and (B) the total amount of the specific subtractions and reductions to the Base Amount set forth on SCHEDULE 4 attached hereto.

         (h) "Cash and Cash Equivalents" has the meaning ascribed to such term under United States generally accepted accounting principles; provided, that in all events checks issued by Tenneco and the Energy Subsidiaries which remain unpaid as of the Effective Time shall be deducted from Cash and Cash Equivalents, and checks received by Tenneco and the Energy Subsidiaries which remain uncollected prior to the Effective Time (other than checks that have been dishonored) shall be included in Cash and Cash Equivalents.

         (i) "Consolidated Public Debt Value" means the value (including any accrued and unpaid interest thereon) of publicly-held Consolidated Debt of Tenneco and the Energy Subsidiaries outstanding as of the Effective Time (as reflected on the Energy Adjusted Closing Balance Sheet), calculated and determined by Tenneco and Acquiror or if, they are unable to agree, by a nationally recognized investment banking firm selected by mutual agreement between Tenneco and Acquiror, as of the close of business on the fifth (5th) business day preceding the Effective Time based on the applicable spreads to treasuries and the applicable benchmark treasury securities listed on Schedule 3.

         (j) "Closing Calendar Month" means the calendar month in which the Effective Time occurs.

         (k) "Debt Realignment" has the meaning ascribed to such term in the Merger Agreement.

         (l) "Dispute" has the meaning ascribed to such term in SECTION 6 below.

         (m) "Energy Adjusted Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

         (n) "Energy Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

         (o) "Energy Receivables" means any and all accounts receivable of the Energy Business (after giving effect to the Corporate Restructuring Transactions and the Distributions and, therefore, specifically excluding receivables relating to the business of Case Corporation and the Industrial Business).

         (p) "Factored Proceeds" means the total amount of outstanding cash proceeds received by Tenneco from ASCC, as of the last business day of the month preceding the Closing Calendar Month, through the factoring of Energy Receivables, which amount shall not exceed $100,000,000.

         (q) "Guaranteed Energy Cash Amount" has the meaning ascribed to such term in SECTION 5 below.

         (r) "Guaranteed Shipbuilding Cash Amount" has the meaning ascribed to such term in SECTION 5 below.

         (s) "Independent Auditors" has the meaning ascribed to such term in
     SECTION 6 below.

         (t) "Industrial Debt Securities" means, collectively, the notes, debentures and other debt securities issued by Industrial Company in exchange for certain issues of the Consolidated Debt pursuant to and in accordance with the debt exchange by Industrial Company contemplated under the Debt Realignment.

         (u) "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996, among Tenneco, El Paso Natural Gas Company and El Paso Merger Company, as amended from time to time.

         (v) "Merger Closing Date" means the date on which the Merger is consummated.





                                    A-C-3

         (w) "Required Energy Expenditures Amount" means an aggregate amount of capital expenditures (determined on a basis consistent with the past accounting practices of the Energy Business and the 1996 capital budget provided to Acquiror) by the Energy Business for 1996 equal to $333,200,000, plus an amount of capital expenditures by the Energy Business for 1997 equal to $27,750,000 per month for each month (or pro rata portion thereof) from January 1, 1997 to the Effective Time.

         (x) "Shipbuilding Adjusted Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

         (y) "Shipbuilding Closing Balance Sheet" has the meaning ascribed to such term in SECTION 6 below.

         (z) "Shipbuilding Credit Facility" has the meaning ascribed to such term in SECTION 3 below.

         (aa) "Tenneco Allocation Percentage" means a fraction, the numerator of which is the total number of business days remaining in the Closing Calendar Month from and after the Effective Time (including the day on which the Effective Time occurs), and the denominator of which is the total number of business days in the Closing Calendar Month.

         (bb) "Tenneco Revolving Debt" has the meaning ascribed to such term in SECTION 2 below.


     2. Tenneco Credit Facility and Tenneco Revolving Debt. Tenneco shall, at its expense, have the sole right and authority to, and will use its commercially reasonable efforts to, have in place prior to the Distribution Date a credit facility for itself (with such guarantees of its obligations thereunder by the Energy Subsidiaries as it deems necessary) in an aggregate principal amount sufficient (together with other available funds to Tenneco) to fund the tenders, redemptions, prepayments, defeasances and maturities contemplated under the Debt Realignment; to pay all the fees, costs and expenses incurred by Tenneco and its subsidiaries in preparing for, negotiating and effecting the Distributions, the Merger and the Debt Realignment and any financings in connection therewith; and for other general corporate purposes (including, without limitation, working capital, the repayment or refinancing of Consolidated Debt and the payments of dividends). This facility shall be in effect at, and shall have a remaining stated maturity of at least 180 days following, the closing of the Merger and the Distributions. The aggregate amount of debt (including accrued and accreted interest and fees and expenses) outstanding as of the Effective Time under this facility is hereinafter called the "Tenneco Revolving Debt".

     Notwithstanding anything contained herein, (a) contemporaneously with the Distributions, Tenneco and the Energy Subsidiaries shall be removed as obligor under (and released from liability with respect to) any indebtedness for borrowed money for which Tenneco or its subsidiaries are liable and which are assumed by the Industrial Company or the Shipbuilding Company pursuant to the terms hereof and the Distribution Agreement, (b) any Tenneco Revolving Debt shall be prepayable without penalty, subject to customary notice provisions,
(c) in respect of publicly-traded Consolidated Debt, between the date of the Merger Agreement and the Effective Time there shall be no (i) extension of maturity or average life, (ii) increase in interest rates or (iii) adverse change in defeasance or redemption provisions with respect to any indebtedness for borrowed money for which Tenneco or the Energy Subsidiaries will be liable on or after the Effective Time and (d) except for the Tenneco Revolving Debt, no indebtedness for borrowed money of Tenneco or the Energy Subsidiaries at the Effective Time shall contain any affirmative or negative financial or operational covenants other than ones that are (x) mutually acceptable to Tenneco and Acquiror or (y) no more restrictive in the aggregate and substantially equivalent to those set forth in the Indenture dated as of January 1, 1992 of El Paso Natural Gas Company as in effect as of the date of the Merger Agreement (other than Section 10.05 of the Indenture).

     3. Shipbuilding Credit Facility and Shipbuilding Revolving Debt. Prior to the Distributions (and at such time as Tenneco shall request), Shipbuilding Company shall, at its expense, obtain and have in place a credit facility (the "Shipbuilding Credit Facility") for itself (with such guarantees of its obligations thereunder by the Shipbuilding Subsidiaries as is necessary to obtain the Shipbuilding Credit Facility) in an aggregate principal amount of at least $600 million (the "Minimum Debt Amount") and shall borrow the Minimum Debt Amount thereunder and distribute the proceeds of such borrowing to Tenneco (or such subsidiary of Tenneco as Tenneco shall designate) at such time on or prior to the consummation of the Distributions as Tenneco shall request.





                                    A-C-4

     4. Allocation and Assumption of Debt.

     (a) Allocated Energy Debt. On the Distribution Date, Tenneco shall assume, and shall thereafter be solely liable and responsible for, the Allocated Energy Debt. Tenneco hereby acknowledges and agrees that the Allocated Energy Debt shall constitute an Energy Group Liability as defined in the Distribution Agreement.

     (b) Allocated Industrial Debt. On the Distribution Date, Industrial Company shall assume, and shall thereafter be solely liable and responsible for, the Allocated Industrial Debt. Industrial Company hereby acknowledges and agrees that the Allocated Industrial Debt shall constitute an Industrial Group Liability as defined in the Distribution Agreement.

     (c) Allocated Shipbuilding Debt. On the Distribution Date, Shipbuilding Company shall assume, and shall thereafter be solely liable and responsible for, the Allocated Shipbuilding Debt. Shipbuilding Company hereby acknowledges and agrees that the Allocated Shipbuilding Debt shall constitute a Shipbuilding Group Liability as defined in the Distribution Agreement.

     5. Allocation of Cash and Cash Equivalents. Prior to or contemporaneously with the consummation of the Distributions, each of the parties hereto shall make such transfers of the Cash and Cash Equivalents of Tenneco and its consolidated subsidiaries (prior to giving effect to the Distributions) so that to the extent possible, based on estimates of the aggregate amount of Cash and Cash Equivalents of Tenneco and its consolidated subsidiaries then on hand, (a) Tenneco and the Energy Subsidiaries, on a consolidated basis, shall, as of the Effective Time, have an aggregate amount of Cash and Cash Equivalents equal to the sum of the following:

         (i) $25.0 million,

         (ii) the product of (A) the Tenneco Allocation Percentage, and (B) the lesser of (I) $100 million and (II) the total amount of the Factored Proceeds (the lesser of such amounts being referred to as the "Section 5 Amount") and

         (iii) should the Effective Time occur after the day of the month on which Tenneco generally collects receivables from customers of its regulated pipeline business (typically, the 25th day of a month), the lesser of the amount of (A) the Section 5 Amount owing to ASCC as of the Effective Time, and (B) the total amount of such receivables actually collected by Tenneco or any of its Subsidiaries during the period beginning on the day such receivables are first collected and ending at the Effective Time (the "Actual Collection Amount"), so long as that amount is owing to ASCC as of the Effective Time. It is expressly understood that as of the Effective Time all payables and receivables are for the account of Acquiror.

     (the sum of the amounts described in the immediately preceding clause (i), (ii) and (iii) is hereinafter, referred to as the "Guaranteed Energy Cash Amount"), and (b) Shipbuilding Company and the Shipbuilding Subsidiaries, on a consolidated basis, shall, as of the close of business on the Merger Closing Date, have an aggregate of $5 million of Cash and Cash Equivalents (the "Guaranteed Shipbuilding Cash Amount"). All remaining Cash and Cash
Equivalents of Tenneco and its consolidated subsidiaries shall be allocated to Industrial Company and the Industrial Subsidiaries.

     6. Post Distribution Audit.

     (a) Preparation of Closing Balance Sheets. As soon as practicable after the Merger Closing Date, but in any event within 60 days following the Merger Closing Date, Industrial Company shall cause Arthur Andersen LLP (the "Auditors") to:

         (i) conduct an audit of Tenneco and the Energy Subsidiaries to determine the aggregate amount, as of the Effective Time, of each of the Factored Proceeds, the Section 5 Amount, the Actual Collection Amount, the Tenneco Revolving Debt, the Consolidated Debt (other than the Tenneco Revolving Debt) of Tenneco and the Energy Subsidiaries, the Tenneco Transaction Expenses, the Cash and Cash Equivalents of Tenneco





                                    A-C-5
     and the Energy Subsidiaries and the Actual Energy Expenditures Amount, and to prepare and deliver to each of Industrial Company and Tenneco a consolidated balance sheet for Tenneco and the Energy Subsidiaries as of the Effective Time reflecting (x) the amount of each of the foregoing (other than the aggregate amount of the Factored Proceeds, the Section 5 Amount, the Actual Collection Amount (which shall be set forth in a footnote to such consolidated balance sheet) and the Consolidated Debt valued as part of the Consolidated Public Debt Value) and (y) the Consolidated Public Debt Value (the "Energy Closing Balance Sheet"); and

         (ii) conduct an audit of Shipbuilding Company and the Shipbuilding Subsidiaries to determine the aggregate amount of the Cash and Cash Equivalents of Shipbuilding Company and the Shipbuilding Subsidiaries as of the Effective Time, and to prepare and deliver to each of Industrial Company and Shipbuilding Company a consolidated balance sheet for Shipbuilding Company and the Shipbuilding Subsidiaries as of the Effective Time reflecting the aggregate amount of such Cash and Cash Equivalents (the "Shipbuilding Closing Balance Sheet").

     The Energy Closing Balance Sheet and the Shipbuilding Closing Balance Sheet shall each be prepared on the basis of an audit conducted by the Auditors in accordance with generally accepted auditing standards and prepared in accordance with generally accepted accounting principles consistently applied and without giving effect to any change in accounting principles required on account of the consummation of the Merger or the Distributions, except that, to the extent that any definition contained herein contemplates inclusion or exclusion of an item that would not be included or excluded under generally accepted accounting principles, the Auditors shall compute such item in accordance with such definition. During the course of the preparation of the Energy Closing Balance Sheet and the Shipbuilding Closing Balance Sheet by the Auditors, and during any period in which there is a dispute regarding either the Energy Closing Balance Sheet or the Shipbuilding Closing Balance Sheet, each of Tenneco, Industrial Company and Shipbuilding Company, as the case may be, shall cooperate with the Auditors and each other and shall have access to all work papers of the Auditors and all pertinent accounting and other records of Tenneco and the Energy Subsidiaries and Shipbuilding Company and the Shipbuilding Subsidiaries, as applicable. Tenneco shall pay the fees and expenses of the Auditors. Notwithstanding any provision of this Agreement or the Distribution Agreement, the Claims Deposit (as defined in Insurance Agreement) shall not be included as Cash and Cash Equivalents of Tenneco and the Energy Subsidiaries.

     (b) Disputes Regarding Closing Balance Sheet. Unless (i) in the case of the Energy Closing Balance Sheet, Tenneco delivers written notice to Industrial Company on or prior to the 30th day after its receipt of the Energy Closing Balance Sheet that it disputes any of the amounts set forth on the Energy Closing Balance Sheet (hereinafter, an "Energy Dispute"), or (ii) in the case of the Shipbuilding Closing Balance Sheet, Shipbuilding Company delivers written notice to Industrial Company on or prior to the 30th day after its receipt of the Shipbuilding Closing Balance Sheet that it disputes the amount of Cash and Cash Equivalents set forth on the Shipbuilding Closing Balance Sheet (hereinafter, a "Shipbuilding Dispute") then, as applicable, Tenneco and/or Shipbuilding Company shall be deemed to have accepted and agreed to the Energy Closing Balance Sheet or the Shipbuilding Closing Balance Sheet, as applicable, in the form in which it was delivered to it by the Auditors. If such a notice of an Energy Dispute is given by Tenneco or a notice of a Shipbuilding Dispute is given by Shipbuilding Company (in either case such party being hereinafter referred to as the "Disputing Party") within such 30-day period, then Industrial Company and the Disputing Party shall, within 15 days after the giving of any such notice, attempt to resolve such Energy Dispute or Shipbuilding Dispute, as the case may be, and agree in writing upon the final content of the Energy Closing Balance Sheet or Shipbuilding Closing Balance Sheet, as the case may be. In the event that the Disputing Party and Industrial Company are unable to resolve any Energy Dispute or Shipbuilding Dispute, as the case may be, within such 15-day period, then the certified public accounting firm of Ernst & Young or another mutually acceptable independent accounting firm (the "Independent Auditors") shall be employed as arbitrator hereunder to settle such Energy Dispute and/or Shipbuilding Dispute, as the case may be, as soon as practicable. The Independent Auditors shall have access to all documents and facilities necessary to perform its function as arbitrator. The determination of the Independent Auditors with respect to any Energy Dispute and/or Shipbuilding Dispute, as the case may be, shall be final and binding on the applicable parties hereto. Industrial Company and the





                                      A-C-6

Disputing Party shall each pay one-half (1/2) of the fees and expenses of the Independent Auditors for such services. Industrial Company and the Disputing Party each agree to execute, if requested by the Independent Auditors, a reasonable engagement letter. The term "Energy Adjusted Closing Balance
Sheet," as used herein, shall mean the definitive Energy Closing Balance Sheet agreed to by Tenneco and Industrial Company or, as the case may be, the definitive Energy Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this Section 6(b) (in addition to the matters theretofore agreed to by Tenneco and Industrial Company). The term "Shipbuilding Closing Balance Sheet," as used herein, shall mean the definitive Shipbuilding Closing Balance Sheet agreed to by Shipbuilding Company and Industrial Company or, as the case may be, the definitive Shipbuilding Closing Balance Sheet resulting from the determinations made by the Independent Auditors in accordance with this SECTION 6(B) (in addition to the matters theretofore agreed to by Shipbuilding Company and Industrial Company). The date on which the Energy Adjusted Closing Balance Sheet is determined and provided to each of Industrial Company and Tenneco pursuant to this SECTION 6(B) is hereinafter referred to as the "Energy Determination Date". The date on which the Shipbuilding Adjusted Closing Balance Sheet is determined and provided to each of Industrial Company and Shipbuilding Company pursuant to this SECTION 6(B) is hereinafter referred to as the "Shipbuilding Determination Date".

     7. Post Distribution Adjustments and Cash Payments.

     (a) Adjustments and Payments Relating to Consolidated Debt. If the Actual Energy Debt Amount exceeds the Base Amount, Industrial Company shall pay Tenneco the amount of such excess in cash within 10 days after the Energy Determination Date. If, on the other hand, the Actual Energy Debt Amount is less than the Base Amount, Tenneco shall pay Industrial Company the amount of such deficiency in cash within 10 days after the Energy Determination Date.

     (b) Adjustments and Payments Relating to Cash and Cash Equivalents.

              (i) Adjustments and Payments Relating to Shipbuilding Company. If the amount of Cash and Cash Equivalents of Shipbuilding Company and the Shipbuilding Subsidiaries as reflected on the Shipbuilding Adjusted Closing Balance Sheet is less than the Guaranteed Shipbuilding Cash Amount, Industrial Company shall pay Shipbuilding Company the amount of such deficiency in cash within 10 days after the Shipbuilding Determination Date. If, on the other hand, the amount of Cash and Cash Equivalents of Shipbuilding Company and the Shipbuilding Subsidiaries as reflected on the Shipbuilding Adjusted Closing Balance Sheet exceeds the Guaranteed Shipbuilding Cash Amount, Shipbuilding shall pay Industrial Company the amount of such excess in cash within 10 days after the Shipbuilding Determination Date.

              (ii) Adjustments and Payments Relating to Tenneco. (A) If the amount of Cash and Cash Equivalents of Tenneco and the Energy Subsidiaries as reflected on the Energy Adjusted Closing Balance Sheet is less than the Guaranteed Energy Cash Amount, Industrial Company shall pay Tenneco the amount of such deficiency in cash within 10 days after the Energy Determination Date. If, on the other hand, the amount of Cash and Cash Equivalents of Tenneco and the Energy Subsidiaries as reflected on the Energy Adjusted Closing Balance Sheet exceeds the Guaranteed Energy Cash Amount, Tenneco shall pay Industrial Company the amount of such excess in cash within 10 days after the Energy Determination Date.

              (B) If the Actual Energy Expenditures Amount as reflected on the Energy Adjusted Closing Balance Sheet is less than the Required Energy Expenditures Amount, Industrial Company shall pay Tenneco the amount of such deficiency in cash within 10 days after the Energy Determination Date. If, on the other hand, the Actual Energy Expenditures Amount as reflected on the Energy Adjusted Closing Balance Sheet is greater than the Required Energy Expenditures Amount, Tenneco shall pay to Industrial Company the amount of such excess in cash within 10 days after the Energy Determination Date.

              (C) Each of Tenneco and Industrial Company hereby agrees that the amount of any cash payment otherwise due it under any provision of this SECTION 7 may be offset against and reduced, on a dollar for dollar basis, in respect of any cash payment it may otherwise be required to make to the other pursuant to and in accordance with any other provision of this SECTION 7, and that the amount of such offset and reduction shall be treated as payment of its obligations under any provision of this SECTION 7 to the extent of such offset and reduction.





                                    A-C-7

     8. Miscellaneous Provisions.

     (a) Termination. This Agreement may not be terminated except upon the written agreement of each of the parties hereto.

     (b) Best Efforts. If at any time after the Merger Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of Tenneco, Industrial Company and Shipbuilding Company shall, on the written request of any of them, take (or cause the appropriate member of its Group over which it has direct or indirect legal or effective control to take) all such reasonably necessary or desirable action.

     (c) Cooperation. The parties hereto agree to use their reasonable best efforts to cooperate with respect to the various matters contemplated by this Agreement.

     (d) Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign or delegate, whether by operation of law or otherwise, any of such party's rights or obligations under or in connection with this Agreement without the written consent of each other party hereto. No assignment will, however, release the assignor of any of its obligations under this Agreement or waive or release any right or remedy the other parties may have against such assignor hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

     (e) Modification; Waiver; Severabilitys20 . This Agreement may not be amended or modified except in a writing executed by each of the parties hereto. The failure by any party to exercise or a delay in exercising any right provided for herein shall not be deemed a waiver of any right hereunder. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

     (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or five business days after mailing by certified or registered mail, return receipt requested and postage prepaid, to the recipient at such recipient's address as indicated in the Distribution Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     (i) Survival. Each of the agreements of the parties herein shall survive the Merger Closing Date.

     (j) No Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and the other members of their respective Groups, and shall not give rise to any rights of any kind to any other third parties.

     (k) Governing Law and Consent to Jurisdiction. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE.





                                    A-C-8

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  TENNECO INC.



                                  By
                                    ---------------------------------------
                                  Name:
                                  Title:


                                  NEW TENNECO INC.



                                  By
                                    ---------------------------------------
                                  Name:
                                  Title:


                                  NEWPORT NEWS SHIPBUILDING INC.
                                  (formerly known as Tenneco InterAmerica Inc.)



                                  By
                                    ---------------------------------------
                                  Name:
                                  Title:





                                    A-C-9

                                 Schedule 1
                    to Debt and Cash Allocation Agreement

Accounting fees and expenses

Actuarial fees and expenses

Appraisal fees and expenses

Audit fees and expenses

Broker/dealer fees and expenses

Consulting fees and expenses

Exchange/paying agent fees and expenses

Exit consent fees

Fees and expenses incurred in connection with arranging the Revolving Debt, including commitment fees, drawdown fees, agent's fees, facility fees and similar fees and expenses, and lender's costs and expenses payable by the borrower

Filing fees, including SEC, NYSE, NASD, HSR and other similar fees

Information agent fees and expenses

Investment banking fees and expenses, dealer manager fees and expenses, and similar fees and expenses

Fees and expenses with respect to legal matters pertaining to the transactions

Mailing expenses

Newspaper advertising costs

Printing fees and expenses

Proxy solicitation fees and expenses

Soliciting dealer fees and expenses

Rating Agency fees

Underwriting, placement, registration and similar fees, commissions and discounts payable in connection with the NPS Preferred Stock





                                   A-C-10

                                 Schedule 2
                    to Debt and Cash Allocation Agreement

     The deferred intercompany items referred to in SECTION 1(A)(VI) of the Debt and Cash Allocation agreement are the following intercompany transactions

         SELLER                        BUYER                   PROPERTY TRANSFERRED
         ------                        -----                   --------------------
Tenneco Corporation             Tenneco Inc.                     Stock of Kern County Land Co.
Tenneco Corporation             Tenneco Inc.                     Stock of Tenneco Credit Corp.
Tenneco Corporation             Tennessee Gas Pipeline Co.       Stock of Tenneco International Inc.
Channel Gas Marketing           Channel Industries Gas           DT Line
Tenngasco Gas Supply            Channel Industries Gas           Transmission facilities
Tennessee Gas Pipeline Co.      Energy TRACS                     Software assignment agreement





                                   A-C-11

                                TENNECO INC.

                                 Schedule 3

                                                                               PRE-DETERMINED
                                                              -----------------------------------------------------------
                     SECURITY DESCRIPTION                           BENCHMARK TREASURY          SPREAD TO TREASURY(1)
---------------------------------------------------------     -----------------------------   ---------------------------
    INDENTURE       FACE          COUPON        MATURITY           COUPON         MATURITY       CASE A        CASE B
    ---------    -----------    -----------    ----------     -----------------  ----------      ------        ------
Inc.  . . . .    $    300.0         6.500%       12/15/05     5.875%               11/05         84 bp          76 bp
Inc.  . . . .         300.0         7.250%       12/15/25     pricing 30yr UST     125           113
Inc.  . . . .         500.0         7.875%       10/01/02     6.375%               08/02         73             66
Inc.  . . . .         250.0         8.000%       11/15/99     7.750%               11/99         58             52
Inc.  . . . .         150.0         9.000%       11/15/12     pricing 30yr UST     95            86
Inc.  . . . .         200.0         9.875%       02/01/01     7.750%               02/01         66             59
Inc.  . . . .         250.0         10.000%      03/15/08     pricing 30yr UST     91            82
Inc.  . . . .         500.0         10.000%      08/01/98     5.875%               08/98         51             46
Inc.  . . . .         175.0         10.375%      11/15/00     5.625%               11/00         64             58

TGP . . . . .         400.0         6.000%       12/15/11     pricing 30yr UST     95            86
TGP . . . . .          75.0         8.000%       05/15/97     NA                   NA            NA             NA
TGP . . . . .         250.0         9.000%       01/15/97     NA                   NA            NA             NA

TCC . . . . .           7.5         8.500%       01/30/97     NA                   NA            NA             NA
TCC . . . . .           0.5         8.500%       03/17/97     NA                   NA            NA             NA
TCC . . . . .           3.0         8.500%       03/24/97     NA                   NA            NA             NA
TCC . . . . .           5.0         8.520%       03/28/97     NA                   NA            NA             NA
TCC . . . . .           6.6         8.570%       03/18/97     NA                   NA            NA             NA
TCC . . . . .         150.0         9.250%       11/01/96     NA                   NA            NA             NA
TCC . . . . .          12.0         9.470%       09/21/98     5.875%               08/98         48             43
TCC . . . . .          10.0         9.480%       01/28/02     7.500%               11/01         69             62
TCC . . . . .         250.0         9.625%       08/15/01     7.875%               08/01         68             61
TCC . . . . .           7.6         9.720%       09/15/01     7.875%               08/01         68             61
TCC . . . . .          10.0         9.720%       09/25/01     7.875%               08/01         69             62
TCC . . . . .           5.0         9.900%       12/02/96     7.500%               12/96         45             41
TCC . . . . .           3.0         9.900%       08/19/98     5.875%               08/98         48             43
TCC . . . . .           4.5         10.000%      08/19/98     5.875%               08/98         48             43
TCC . . . . .           5.0         10.000%      12/13/01     7.500%               11/01         70             63
TCC . . . . .          50.0         10.500%      08/17/98     5.875%               08/98         48             43
TCC . . . . .         150.0         10.125%      12/01/97     5.250%               12/97         48             43

Inc.  . . . .       $  2,625
TGP . . . . .            725
TCC . . . . .            680
 . . . . . . .       $  4,030

    NOTE: (1) Case A represents the spread to treasury for each security in the event that the percentage of the aggregate principal amount of the bonds participating in any tender or exchange, measured as a group for all bonds tendered or exchanged for, equals or exceeds 80% of all such bonds eligible to participate. In the event that the percentage of bonds participating in any tender or exchange falls short of 80% (calculated as aforesaid), the market value of all bonds remaining outstanding will be determined by using the spread to treasury indicated in Case B.





                                    A-C-12

                                   SCHEDULE 4
                                       TO
                       DEBT AND CASH ALLOCATION AGREEMENT

                     ADDITIONAL ADJUSTMENTS TO BASE AMOUNT

1. Indonesia (the South Sulawesi Project)

     (a) All expenditures made by Acquiror at any time from and after June 19, 1996 with respect to this project shall have no effect whatsoever on the Base Amount or the calculation thereof.

     (b) All expenditures actually incurred and paid by any of Tenneco or its consolidated subsidiaries at any time between June 19, 1996 and the Effective Time (the "PRE-CLOSING PERIOD") shall be added to the Base Amount (but shall not be included as a capital expenditure for purposes of determining the Actual Energy Expenditures Amount); provided, however, the Base Amount will be reduced by the amount of any Net Cash Proceeds (as defined) received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period from any monetization of this project during the Pre- Closing Period. As used in the
Schedule 4, the term "Net Cash Proceeds" means the total amount of cash proceeds actually received by the party in question during the Pre-Closing Period from the consummation during the Pre-Closing Period of the transaction or transactions in question, less the sum of any and all costs, expenses and taxes related to the transaction or transactions in question which either are
(i) actually incurred and paid by Tenneco or any of its consolidated subsidiaries prior to or at the Effective Time (other than taxes based upon income, which shall not be deducted from cash proceeds in determining Net Cash Proceeds), or (ii) incurred but not paid prior to or at the Effective Time by any member of either the Industrial Group and/or Shipbuilding Group and which will remain an obligation or liability of such entity (or any member of its Group) after giving effect to the Distributions without reimbursement therefor by Tenneco or any other member of the Energy Group.


2. Orange Cogeneration Project

     (a) All expenditures made by Acquiror at any time from and after June 19, 1996 with respect to this project shall have no effect whatsoever on the Base Amount or the calculation thereof.

     (b) All expenditures actually incurred and paid by any of Tenneco or its consolidated subsidiaries at any time during the Pre-Closing Period shall be added to the Base Amount (but shall not be included as a capital expenditure for purposes of determining the Actual Energy Expenditures Amount); provided, however, the Base Amount will be reduced by the amount of any Net Cash Proceeds received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period from any monetization of this project during the Pre-Closing Period.

3. Australian Infrastructure Bonds

     (a) The Base Amount shall be reduced by any Net Cash Proceeds received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period from any off-balance sheet financing in respect of this project.

4. Asset Sales

     (a) Microwave Licenses. The Base Amount shall be reduced by the aggregate amount of Microwave Net Cash Proceeds (as defined below) from any sale or assignment during the Pre-Closing Period of private operational-fixed microwave licenses issued by the Federal Communications Commission. As used herein, "Microwave Net Cash Proceeds" means the gross cash proceeds actually received by Tenneco or any of its consolidated subsidiaries less the sum of (i) the total amount of relocation costs and cost and expenses of rebuilding an acceptable replacement communication system that are actually incurred and paid by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period (or incurred by any member of the Industrial Group or Shipbuilding Group and remain unpaid as of the Effective Time), and (ii) the amount of any taxes incurred in connection with any such sale or assignment which are either (A) actually incurred and paid by Tenneco or any of its consolidated subsidiaries prior to the Effective Time (other than taxes based upon income, which shall not be deducted from cash proceeds in determining Net Cash Proceeds), or (B) incurred by any member of the Shipbuilding Group or Industrial Group and remain unpaid as of the Effective Time and which will remain an obligation or liability of such entity (or any member of its Group) after giving effect to the Distributions without reimbursement therefor by Tenneco or any other member of the Energy Group.





                                    A-C-13

5. Land Sales

     (a) 960 Acre Parcel Located Along Galveston Bay at Ingleside, Texas. The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries at any time during the Pre-Closing Period, in connection with the sale of the above referenced property.

     (b) Westchase Development in West Houston (also known as Tract 6A). The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries at any time during the Pre-Closing Period in connection with the sale of the above referenced property.

     (c) 1625 West Loop (also known as Post Oak Ranch). The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries at any time during the Pre-Closing Period in connection with the sale of the above referenced property.


6. Sales of Gas Turbines

     The Base Amount shall be reduced by the total amount of Net Cash Proceeds actually received by Tenneco or any of its consolidated subsidiaries (and credited to the account of Industrial Company under the Debt and Cash Allocation Agreement) from its sale of any gas turbines at any time during the Pre-Closing Period.


7. ICH Tax Indemnity Matter

     The Base Amount shall be increased (without duplication) by any cash payment (up to a maximum amount, however, of $19.0 million) made by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period in respect of the settlement of the ICH tax indemnity matter.


8. Payments due on Settlement of Certain Lawsuits During the Pre-Closing Period

     All cash payments actually received by Tenneco or any of its consolidated subsidiaries during the Pre-Closing Period in respect of any settlement of any of the lawsuits or other proceedings identified and referred to in paragraph 9 of, and Schedule G-2 to, Exhibit G to the Merger Agreement shall, to the extent provided for under the terms described under paragraph 9 of such Exhibit G, be for the account of Industrial Company and shall not be included in the Guaranteed Energy Cash Amount or have any effect on the Base Amount or the calculation thereof.


9. Hedging Transactions

     Any hedging transactions and all costs and expenses with respect thereto that are entered into in connection with or in anticipation of the Debt Realignment shall be for the benefit or detriment of Industrial Company and shall have no effect whatsoever on the Base Amount or the calculation thereof.

10. Rate Refunds Payable to Customers

     The Base Amount shall be reduced by the amount, calculated as of the Effective Time, of any rate refunds, including interest, which would be payable to customers pursuant to the rate settlement filed with the Federal Energy Regulatory Commission at Docket No. RP95-112 and have not been paid as of the Effective Time, whether such amounts are to be paid to customers or credited against gas supply realignment costs pursuant to a settlement with customers.


11. Sale of Tenneco Ventures

     The Base Amount shall be reduced by the aggregate amount of Net Cash Proceeds actually received by Tenneco or any of its subsidiaries from any sale of Tenneco Ventures during the Pre-Closing Period.


12. Bonuses for Energy Employees

     (a) The total amount of cash bonuses for Energy Employees for the calendar year 1996 (the "1996 Bonus Amount") shall be pro rated based on the date on which the Effective Time occurs and shall be shared between Tenneco and Industrial Company based on such pro ration as follows:





                                    A-C-14

         (i) Tenneco shall be responsible and liable for the payment of that portion (the "Tenneco Bonus Portion") of the 1996 Bonus Amount that equals the product of (A) the 1996 Bonus Amount, and (B) a fraction, the numerator of which is the number of days remaining in the 1996 calendar year following the day on which the Effective Time occurs (the "Effective Day"), and the denominator of which is 365.

         (ii) New Tenneco shall be responsible and liable for the payment of that portion of the 1996 Bonus Amount that equals the amount by which the 1996 Bonus Amount exceeds the Tenneco Bonus Portion.

     (b) Each of Tenneco's and New Tenneco's liability for its share of the 1996 Bonus Amount shall be accounted for in the Merger as follows:

         (i) If 100% of the 1996 Bonus Amount is paid on or before the Effective Time, the Base Amount shall be increased by the Tenneco Bonus Portion.

         (ii) If as of the Effective Time, the amount of the 1996 Bonus Amount that has not been paid exceeds the Tenneco Bonus Portion, the Base Amount shall be reduced by the amount of such excess.

         (iii) If as of the Effective Time, the amount of the 1996 Bonus Amount that has not been paid equals the Tenneco Bonus Portion, the Base Amount shall not be increased or decreased in respect of the 1996 Bonus Amount.

     (c) The 1996 Bonus Amount shall be determined by Tenneco prior to the Effective Time with the consent of Acquiror which shall not be unreasonably withheld.


13. Non Cash Proceeds

     Any proceeds received by Tenneco or any of its subsidiaries from the transactions described in paragraphs 1, 2, 3, 4, 5, 6 and 11 other than cash proceeds shall be for the account of Acquiror and shall be retained by or distributed to the Energy Business.





                                    A-C-15